EXHIBIT 2.1

IN THE UNITED STATES BANKRUPTCY COURT
FOR THE DISTRICT OF DELAWARE

In re RathGibson, Inc., et al., Debtors.	) ) ) ) ) ) )	Chapter 11 Case No. 09 - 12452 (CSS) Joint Administration Pending

JOINT CHAPTER 11 PLAN FOR RATHGIBSON, INC.
AND GREENVILLE TUBE COMPANY

Nothing contained herein shall constitute an offer, acceptance or a legally binding obligation of the Debtors or any other party in interest and this Plan is subject to approval of the Bankruptcy Court and other customary conditions.  This Plan is not an offer with respect to any securities.  This is not a solicitation of acceptances or rejections of the Plan.  Acceptances or rejections with respect to this Plan may not be solicited until a disclosure statement has been approved by the United States Bankruptcy Court for the District of Delaware.  Such a solicitation will only be made in compliance with applicable provisions of securities and/or bankruptcy laws.  YOU SHOULD NOT RELY ON THE INFORMATION CONTAINED IN, OR THE TERMS OF, THIS PLAN FOR ANY PURPOSE (INCLUDING IN CONNECTION WITH THE PURCHASE OR SALE OF THE DEBTORS’ SECURITIES) PRIOR TO THE APPROVAL OF THIS PLAN BY THE BANKRUPTCY COURT.

Dated:

Wilmington, Delaware

July 14, 2009

YOUNG CONAWAY STARGATT & TAYLOR, LLP Co-Counsel for Debtors and Debtors In Possession The Brandywine Building 1000 West Street, 17th Floor Wilmington, Delaware 19801 (302) 571-6600	WILLKIE FARR & GALLAGHER LLP Co-Counsel for Debtors and Debtors In Possession 787 Seventh Avenue New York, New York 10019 (212) 728-8000

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TABLE OF CONTENTS

Page

ARTICLE I.

DEFINITIONS AND INTERPRETATION

1

ARTICLE II.   RESOLUTION  OF CERTAIN INTER-CREDITOR AND INTER-                        DEBTOR ISSUES

14

          2.1.

Settlement of Certain Inter-Creditor Issues.

14

2.2.

Intercompany Claims.

14

ARTICLE III.  ADMINISTRATIVE EXPENSE CLAIMS, FEE CLAIMS, U.S. TRUSTEE

                        FEES AND PRIORITY TAX CLAIMS

15

          3.1.

DIP Claims.

15

3.2.

Administrative Expense Claims.

15

3.3.

Fee Claims.

17

3.4.

U.S. Trustee Fees.

18

3.5.

Priority Tax Claims.

18

ARTICLE IV.

CLASSIFICATION OF CLAIMS AND INTERESTS

19

4.1.

Classification of Claims and Interests.

19

4.2.

Unimpaired Classes of Claims.

19

4.3.

Impaired Classes of Claims and Interests.

20

4.4.

Separate Classification of Other Secured Claims.

20

ARTICLE V.

TREATMENT OF CLAIMS AND INTERESTS

20

5.1.

Priority Non-Tax Claims (Class 1).

20

5.2.

Other Secured Claims (Class 2).

21

5.3.

Prepetition Secured Credit Agreement Claims (Class 3).

21

5.4.

Senior Notes Claims (Class 4).

22

5.5.

Rath General Unsecured Claims (Class 5).

23

5.6.

Existing Rath Securities Laws Claims (Class 6).

23

5.7.

Existing Rath Interests (Class 7).

23

5.8.

Senior Note Guaranty Claims (Class 8).

24

5.9.

Greenville General Unsecured Claims (Class 9).

24

5.10.

Existing Greenville Securities Laws Claims (Class 10).

24

ARTICLE VI.  ACCEPTANCE OR REJECTION OF THE PLAN; EFFECT OF

                        REJECTION BY ONE OR MORE CLASSES OF CLAIMS OR

                        INTERESTS

25

6.1.

Class Acceptance Requirement.

25

6.2.

Confirmation Pursuant to Section 1129(b) of the Bankruptcy Code or

“Cramdown.”                                                                                                           25

6.3.

Elimination of Vacant Classes.

25

6.4.

Voting Classes; Deemed Acceptance by Non-Voting Classes.

25

6.5.

Confirmation of All Cases.

25

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ARTICLE VII.

MEANS FOR IMPLEMENTATION

26

7.1.

Non-Substantive Consolidation.

26

7.2.

Continued Corporate Existence and Vesting of Assets in Reorganized Debtors.

26

7.3.

Cancellation of Credit Agreements, Existing Securities and Agreements.

27

7.4.

Cancellation of Certain Existing Security Interests.

27

7.5.

Officers and Boards of Directors.

27

7.6.

Management Incentive Plan.

28

7.7.

Corporate Action.

28

7.8.

New Stockholders Agreement.

28

7.9.

Authorization, Issuance and Delivery of New Common Stock.

29

7.10.

Exit Credit Agreement.

29

7.11.

Rights Offering.

29

7.12.

Backstop Fees.

30

7.13.

Greenville Interests.

30

7.14.

Satisfaction of Prepetition Secured Lender Guaranty Claims.

30

7.15.

Additional Transactions Authorized Under this Plan.

30

7.16.

Comprehensive Settlement of Claims and Controversies.

30

ARTICLE VIII.

DISTRIBUTIONS

31

8.1.

Distributions.

31

8.2.

No Postpetition Interest on Claims.

31

8.3.

Date of Distributions.

31

8.4.

Distribution Record Date.

31

8.5.

Disbursing Agent.

32

8.6.

Delivery of Distribution.

32

8.7.

Unclaimed Property.

32

8.8.

Satisfaction of Claims.

33

8.9.

Manner of Payment Under Plan.

33

8.10.

Fractional Shares.

33

8.11.

No Distribution in Excess of Amount of Allowed Claim.

33

8.12.

Exemption from Securities Laws.

33

8.13.

Setoffs and Recoupments.

34

8.14.

Rights and Powers of Disbursing Agent.

34

8.15.

Withholding and Reporting Requirements.

34

8.16.

Cooperation with Disbursing Agent.

35

8.17.

Hart-Scott Rodino Antitrust Improvements Act.

35

ARTICLE IX.

PROCEDURES FOR RESOLVING CLAIMS

35

9.1.

Objections to Claims.

35

9.2.

Amendment to Claims.

36

9.3.

Disputed Claims.

36

9.4.

Estimation of Claims.

36

9.5.

Expenses Incurred On or After the Effective Date.

37

ARTICLE X.

EXECUTORY CONTRACTS AND UNEXPIRED LEASES

37

10.1.

General Treatment.

37

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10.2.

Claims Based on Rejection of Executory Contracts or Unexpired Leases.

37

10.3.

Cure of Defaults for Assumed Executory Contracts and Unexpired Leases.

38

10.4.

Indemnification of Certain Directors, Officers and Employees.

38

10.5.

Compensation and Benefit Programs.

39

10.6.

Post-Petition Contracts and Leases.

39

ARTICLE XI.

CONDITIONS PRECEDENT TO CONSUMMATION OF THE PLAN

39

11.1.

Conditions Precedent to Confirmation.

39

11.2.

Conditions Precedent to the Effective Date.

39

11.3.

Waiver of Conditions Precedent and Bankruptcy Rule 3020(e) Automatic Stay.

40

11.4.

Effect of Failure of Conditions.

41

ARTICLE XII.

EFFECT OF CONFIRMATION

41

12.1.

Binding Effect.

41

12.2.

Vesting of Assets.

41

12.3.

Discharge of Claims Against and Interests in the Debtors.

42

12.4.

Term of Pre-Confirmation Injunctions or Stays.

42

12.5.

Injunction Against Interference With Plan.

42

12.6.

Injunction.

42

12.7.

Releases.

43

12.8.

Exculpation and Limitation of Liability.

44

12.9.

Injunction Related to Releases and Exculpation.

45

12.10.

Termination of Subordination Rights and Settlement of Related Claims.

45

12.11.

Retention of Causes of Action/Reservation of Rights.

45

ARTICLE XIII.

RETENTION OF JURISDICTION

46

ARTICLE XIV. MISCELLANEOUS PROVISIONS

47

14.1.

Surrender of Instruments.

47

14.2.

Exemption from Certain Transfer Taxes.

48

14.3.

Disallowance of Existing Securities Law Claims

48

14.4.

Retiree Benefits.

48

14.5.

Dissolution of Creditors’ Committee.

48

14.6.

Termination of Professionals.

49

14.7.

Access.

49

14.8.

Amendments.

49

14.9.

Revocation or Withdrawal of this Plan.

49

14.10.

Allocation of Plan Distributions Between Principal and Interest.

50

14.11.

Severability.

50

14.12.

Governing Law.

50

14.13.

Section 1125(e) of the Bankruptcy Code.

50

14.14.

Inconsistency.

51

14.15.

Avoidance and Recovery Actions.

51

14.16.

Time.

51

14.17.

Exhibits.

51

14.18.

Notices.

51

iv

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14.19.

Filing of Additional Documents.

52

14.20.

Reservation of Rights.

52

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INTRODUCTION1

RathGibson, Inc. and Greenville Tube Company, two of the debtors and debtors in possession in the above-captioned cases, propose the following joint chapter 11 plan for the resolution of the Claims against and Interests in the Debtors.  Reference is made to the Disclosure Statement for a discussion of the Debtors’ history, business, properties and operations, projections for those operations, risk factors, a summary and analysis of this Plan, and certain related matters including, among other things, certain tax matters, and the securities and other consideration to be issued and/or distributed under this Plan.  Subject to certain restrictions and requirements set forth in 11 U.S.C. § 1127, Fed. R. Bankr. P. 3019 and Sections 14.8 and 14.9 hereof, the Debtors reserve the right to alter, amend, modify, revoke or withdraw this Plan prior to its substantial consummation.

The only Persons that are entitled to vote on this Plan are the holders of Senior Notes Claims and holders of Senior Note Guaranty Claims.  Such Persons are encouraged to read the Plan and the Disclosure Statement and their respective exhibits and schedules in their entirety before voting to accept or reject the Plan.  No materials other than the Disclosure Statement and the respective schedules and exhibits attached thereto and referenced therein have been authorized by the Bankruptcy Court for use in soliciting acceptances or rejections of the Plan.

ARTICLE I.

DEFINITIONS AND INTERPRETATION

A.

Definitions.

The following terms shall have the meanings set forth below (such meanings to be equally applicable to both the singular and plural):

1.1.

Ad Hoc Committee means that certain ad hoc committee of certain holders of Senior Notes.

1.2.

Ad Hoc Committee Advisors means Stroock & Stroock & Lavan LLP and Richards, Layton & Finger P.A., as counsel to the Ad Hoc Committee, and any financial advisor that may be retained by the Ad Hoc Committee.

1.3.

Ad Hoc Committee Fees means all Claims for: (a) the reasonable documented fees and expenses of the Ad Hoc Committee Advisors, without any requirement for the filing of retention applications or fee applications in the Reorganization Cases; and (b) reasonable out-of-pocket expenses incurred by members of the Ad Hoc Committee.

1.4.

Administrative Expense Claim means any right to payment constituting a cost or expense of administration of the Reorganization Cases of the kind specified in section 503(b) of

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the Bankruptcy Code and entitled to priority pursuant to sections 328, 330, 363, 364(c)(1), 365, 503(b), 507(a)(2) or 507(b) of the Bankruptcy Code (other than a Fee Claim or U.S. Trustee Fees) for the period from the Petition Date to the Effective Date, including, without limitation: (a) any actual and necessary costs and expenses of preserving the Estates, any actual and necessary costs and expenses of operating the Debtors’ business, any indebtedness or obligations incurred or assumed by the Debtors during the Reorganization Cases; (b) any payment to be made under this Plan to cure a default on an assumed executory contract or unexpired lease; (c) all Senior Notes Indenture Trustee Claims, without any requirement for filing fee applications in the Reorganization Cases; and (d) the Ad Hoc Committee Fee Claims, without any requirement for filing fee applications in the Reorganization Cases.

1.5.

Allowed Claim or Allowed [_____] Claim (with respect to a specific type of Claim, if specified) means: (a) any Claim (or a portion thereof) as to which no action to dispute, deny, equitably subordinate or otherwise limit recovery with respect thereto, or alter priority thereof, has been sought within the applicable period of limitation fixed by applicable law, except to the extent the Debtors or Reorganized Debtors, as the case may be, object to the enforcement of such Claim or, if an action to dispute, deny, equitably subordinate or otherwise limit recovery with respect thereto, or alter priority thereof, has been sought, to the extent such Claim has been allowed (whether in whole or in part) by a Final Order of a court of competent jurisdiction with respect to the subject matter; or (b) any Claim or portion thereof that is allowed (i) in any contract, instrument, indenture or other agreement entered into in connection with the Plan, (ii) pursuant to the terms of the Plan, (iii) by Final Order of the Bankruptcy Court, or (iv) with respect to an Administrative Expense Claim only (x) that was incurred by a Debtor in the ordinary course of business during the Reorganization Cases to the extent due and owing without defense, offset, recoupment or counterclaim of any kind, and (y) that is not otherwise disputed.

1.6.

Amended By-Laws means the amended and restated by-laws for the applicable Reorganized Debtor substantially final forms of which will be contained in the Plan Supplement.

1.7.

Amended Certificates of Incorporation means the amended and restated certificates of incorporation for the applicable Reorganized Debtor, substantially final forms of which will be contained in the Plan Supplement.

1.8.

Assets means all of the right, title and interest of the Debtors in and to property of whatever type or nature (real, personal, mixed, intellectual, tangible or intangible).

1.9.

Backstop Agreement means that certain agreement by and among RathGibson and the Backstop Equity Investors, pursuant to which such Backstop Equity Investors have agreed to: (a) participate in the Rights Offering by purchasing that number of shares of the Rights Offering Stock equal to each Backstop Equity Investors’ Pro Rata Share of the Senior Notes; and (b) purchase their respective Pro Rata Share of the Rights Offering Stock that was not otherwise purchased pursuant to the Rights Offering.  A copy of the Backstop Agreement will be contained in the Plan Supplement.

1.10.

Backstop Equity Investors means such Consenting Holders as may be party to the Backstop Agreement.

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1.11.

Backstop Equity Investor Amount means, with respect to a Backstop Equity Investor, immediately available funds in an amount equal to the product of such Backstop Equity Investor’s Total Commitment Percentage multiplied by an amount not to exceed $60 million, such amount to be determined prior to the Disclosure Statement Hearing, by mutual agreement among RathGibson and the Backstop Equity Investors.

1.12.

Backstop Fees  means all reasonable and documented fees, costs and expenses of the Backstop Equity Investors, including the reasonable fees and expenses of professional advisors to the Backstop Equity Investors, in connection with the negotiation, preparation and implementation of the Rights Offering and the Backstop Agreement.

1.13.

Backstop Stock means: (a) the 750,000 shares of New Common Stock to be issued to the Backstop Equity Investors on the Effective Date pursuant to the Backstop Agreement, equaling 7.5% of the New Common Stock (on a Fully Diluted Basis and after giving effect to the issuance of the Rights Offering Stock, the DIP Lender Stock and the New Common Stock that may be issued pursuant to the Management Incentive Plan) for a Rights Offering, the gross proceeds of which are above $50 million; or (b) the 500,000 shares of New Common Stock to be issued to the Backstop Equity Investors on the Effective Date pursuant to the Backstop Agreement, equaling 5% of the New Common Stock (on a Fully Diluted Basis and after giving effect to the issuance of the Rights Offering Stock, the DIP Lender Stock and the New Common Stock that may be issued pursuant to the Management Incentive Plan)) for a Rights Offering, the gross proceeds of which are equal to or less than $50 million.  To the extent the Rights Offering is equal to or below $50 million, the number of shares of New Common Stock issued to holders of Senior Notes Claims and as Rights Offering Stock shall be increased by 250,000 shares to be distributed on a Pro Rata basis to such holders as set forth in this Plan.

1.14.

Ballot means the form distributed to holders of impaired Claims entitled to vote on the Plan on which is to be indicated the acceptance or rejection of the Plan approved by the Bankruptcy Court.

1.15.

Bankruptcy Code means title 11 of the United States Code, as amended from time to time, as applicable to the Reorganization Cases.

1.16.

Bankruptcy Court means the United States Bankruptcy Court for the District of Delaware, or any other court exercising competent jurisdiction over the Reorganization Cases or any proceeding therein.

1.17.

Bankruptcy Rules means the Federal Rules of Bankruptcy Procedure, as promulgated by the United States Supreme Court under section 2075 of title 28 of the United States Code, as amended from time to time, applicable to the Reorganization Cases, and any Local Rules of the Bankruptcy Court.

1.18.

Bar Date means any deadline for filing proofs of Claim that arose on or prior to the Petition Date, as established by an order of the Bankruptcy Court or the Plan.

1.19.

Business Day means any day other than a Saturday, Sunday, or a “legal holiday,” as defined in Bankruptcy Rule 9006(a).

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1.20.

Cash means the legal currency of the United States and equivalents thereof.

1.21.

Causes of Action means any and all actions, causes of action (including avoidance actions), suits, accounts, controversies, agreements, promises, rights to legal remedies, rights to equitable remedies, rights to payment, and Claims, whether known or unknown, reduced to judgment, not reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, secured, unsecured and whether asserted or assertable directly or derivatively, in law, equity or otherwise.

1.22.

Claim means any “claim” against any Debtor as defined in section 101(5) of the Bankruptcy Code.

1.23.

Claims Agent means The Garden City Group, Inc., or any other entity approved by the Bankruptcy Court to act as the Debtors’ claims and noticing agent pursuant to 28 U.S.C. §156(c).

1.24.

Class means each category of Claims or Interests established under Article IV of the Plan pursuant to sections 1122 and 1123(a)(1) of the Bankruptcy Code.

1.25.

Collateral means any property or interest in property of the Debtors subject to a Lien to secure the payment or performance of a Claim, which Lien is not subject to avoidance or otherwise invalid under the Bankruptcy Code or applicable state law.

1.26.

Confirmation Date means the date on which the Clerk of the Bankruptcy Court enters the Confirmation Order on the docket of the Bankruptcy Court.

1.27.

Confirmation Hearing means a hearing to be held by the Bankruptcy Court regarding confirmation of this Plan, as such hearing may be adjourned or continued from time to time.

1.28.

Confirmation Order means the order of the Bankruptcy Court confirming this Plan pursuant to section 1129 of the Bankruptcy Code.

1.29.

Consenting Holders  means, as of the relevant time, those holders of Senior Notes Claims that are party to the Plan Support Agreement.

1.30.

Creditors’ Committee means a statutory committee of unsecured creditors, if appointed, in the Reorganization Cases in accordance with section 1102 of the Bankruptcy Code, as the same may be reconstituted from time to time.

1.31.

Cure Amount has the meaning set forth in Section 10.3 of this Plan.

1.32.

Cure Dispute has the meaning set forth in Section 10.3 of this Plan.

1.33.

Cure Schedule has the meaning set forth in Section 10.3 of this Plan.

1.34.

Current Indemnification Claim means any Claim not covered by an insurance policy of the Debtors related to or arising from the obligation of a Debtor to exculpate,

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indemnify and advance any expenses to any Person or entity serving at any time on or after the Petition Date as one of its directors or officers (statutory or otherwise) (each, an “Indemnitee”) by reason of such Person’s or entity’s service in such capacity, or as a director or officer (statutory or otherwise) of any other corporation or legal entity, for acts or omissions occurring at or prior to the consummation of the Plan, whether asserted or claimed prior to, at or after the consummation of the Plan, to the extent provided in such Debtor’s constituent documents, a written agreement with the Debtor, in accordance with any applicable law, or any combination of the foregoing (collectively, the “Indemnification Agreements”).

1.35.

Debtor(s) means, individually or collectively, RathGibson and Greenville, each debtors and debtors in possession in the Reorganization Cases.

1.36.

DIP Administrative Agent means Wilmington Trust FSB, solely in its capacity as administrative agent under the DIP Credit Agreement, or any other administrative agent appointed pursuant to Section 12.6 therein.

1.37.

DIP Claims means all Claims held by the DIP Administrative Agent and/or the DIP Lenders arising under or pursuant to the Final DIP Order and the DIP Credit Documents, including, without limitations, Claims for the fees, reasonable and documented expenses, costs and other charges of the DIP Administrative Agent and the DIP Lenders (including those of their respective counsel and advisors).

1.38.

DIP Credit Agreement means that certain Secured Super-Priority Debtor in Possession Multiple Draw Term Loan Agreement dated as of July [___], 2009, among RathGibson, as borrower, Greenville and RGCH Holdings Corp, as guarantors, the DIP Lenders, and the DIP Administrative Agent, as amended, supplemented or otherwise modified from time to time.

1.39.

DIP Credit Documents means, collectively: (a) the DIP Credit Agreement; (b) the DIP Orders; and (c) all documents and instruments executed in connection therewith (excluding the Plan Support Agreement).

1.40.

DIP Lenders means, collectively, and as of the relevant time, those lenders that are party to the DIP Credit Agreement.

1.41.

DIP Lender Stock means the 750,000 shares of New Common Stock to be issued to the DIP Lenders on the Effective Date, equaling 7.5% of the New Common Stock (on a Fully Diluted Basis and after giving effect to the issuance of the Rights Offering Stock, the Backstop Stock, and the New Common Stock that may be issued pursuant to the Management Incentive Plan).

1.42.

DIP Orders means the Interim DIP Order and the Final DIP Order.

1.43.

Disallowed means a finding of the Bankruptcy Court in a Final Order, or provision in the Plan providing, that a Disputed Claim shall not be an Allowed Claim.

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1.44.

Disbursing Agent means the entity designated by the Debtors or the Reorganized Debtors, as acceptable to the Ad Hoc Committee, to distribute the Plan Consideration, the Backstop Stock and DIP Lender Stock.

1.45.

Disclosure Statement means the disclosure statement that relates to this Plan, as such disclosure statement may be amended, modified, or supplemented (including all exhibits and schedules annexed thereto or referred to therein).

1.46.

Disclosure Statement Hearing means a hearing held by the Bankruptcy Court to consider approval of the Disclosure Statement as containing adequate information as required by section 1125 of the Bankruptcy Code, as the same may be adjourned or continued from time to time.

1.47.

Disputed Claim means, as of any relevant date, any Claim, or any portion thereof: (a) that is not an Allowed Claim or Disallowed Claim as of the relevant date; or (b) for which a proof of Claim or Interest has been timely filed with the Bankruptcy Court or a written request for payment has been made, to the extent the Debtors or any party in interest has interposed a timely objection or request for estimation, which objection or request for estimation has not been withdrawn or determined by a Final Order as of the relevant date.

1.48.

Distribution Date means: (a) the Initial Distribution Date; (b) any Interim Distribution Date; or (c) the Final Distribution Date

1.49.

Distribution Record Date means, with respect to all Classes, the Effective Date or such other date as shall be established by the Bankruptcy Court in the Confirmation Order.

1.50.

DTC means The Depository Trust Company.

1.51.

Effective Date means the first Business Day on which all conditions to the Effective Date set forth in Section 11.2 hereof have been satisfied or waived, and no stay of the Confirmation Order is in effect.

1.52.

Estate means each estate created in the Reorganization Cases pursuant to section 541 of the Bankruptcy Code.

1.53.

Excess Insurance Policy means that certain insurance policy issued by Federal Insurance Policy in respect of run-off insurance coverage for the directors and officers of RG Tube Holdings LLC, RGCH Holdings Corp. and the Debtors.

1.54.

Existing Greenville Interests means the Interests in Greenville outstanding prior to the Effective Date.

1.55.

Existing Greenville Securities Law Claim means any Existing Securities Law Claim against Greenville.

1.56.

Existing Rath Interests means the Interests in RathGibson outstanding prior to the Effective Date.

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1.57.

Existing Rath Securities Law Claim means any Existing Securities Law Claim against RathGibson.

1.58.

Existing Securities Law Claim means any Claim, whether or not the subject of an existing lawsuit: (a) arising from rescission of a purchase or sale of any securities of any Debtor or an affiliate of any Debtor; (b) for damages arising from the purchase or sale of any such security; (c) for violations of the securities laws, misrepresentations, or any similar Claims, including, to the extent related to the foregoing or otherwise subject to subordination under section 510(b) of the Bankruptcy Code, any attorneys’ fees, other charges, or costs incurred on account of the foregoing Claims; or (d) except as otherwise provided for in this Plan, including Section 10.4 hereof, for reimbursement, contribution, or indemnification allowed under section 502 of the Bankruptcy Code on account of any such Claim.

1.59.

Exit Credit Agreement means that certain secured credit agreement by and among either or both of the Reorganized Debtors, as borrower(s), and the Exit Lenders, a substantially final form of which will be contained in the Plan Supplement.

1.60.

Exit Facility means the exit financing facility that will be entered into by either or both of the Reorganized Debtors, as borrower(s), and the Exit Lenders and the applicable administrative agent on the Effective Date, pursuant to the Exit Credit Agreement, in such amount and on such terms as acceptable to the Debtors and the Ad Hoc Committee.

1.61.

Exit Lender(s) means, individually or collectively, the lenders under the Exit Credit Agreement.

1.62.

Fee Claim means a Claim by a Professional Person for compensation, indemnification or reimbursement of expenses pursuant to sections 327, 328, 330, 331, 503(b) or 1103(a) of the Bankruptcy Code in connection with the Reorganization Cases.

1.63.

Final Distribution Date means the first Business Day 20 days (or such longer period as may be reasonably determined by the Reorganized Debtors) after the date on which all Disputed Claims have been resolved by Final Order.

1.64.

Final DIP Order means the Final Order:  (i) Pursuant to 11 U.S.C. §§ 105, 361, 362, 363 and 364 Authorizing the Debtors to (A) Obtain Postpetition Financing and (B) Grant Senior Liens and Superpriority Administrative Expense Status; (ii) Approving Use of Cash Collateral of Prepetition Lender, (iii) Granting Adequate Protection to Prepetition Lender,
(iv) Scheduling A Final Hearing Pursuant To Bankruptcy Rules 4001(B) and 4001(C) and
(v) Granting Related Relief, entered July ___, 2009 and as may be amended, modified or supplemented by the Bankruptcy Court from time to time.

1.65.

Final Order means an order, ruling or judgment of the Bankruptcy Court (or other court of competent jurisdiction) entered by the Clerk of the Bankruptcy Court on the docket in the Reorganization Cases (or by the clerk of such other court of competent jurisdiction on the docket of such court) that: (a) is in full force and effect; (b) is not stayed; and (c) is no longer subject to review, reversal, modification or amendment, by appeal or writ of certiorari; provided, however, that the possibility that a motion under Rule 50 or 60 of the Federal Rules of

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Civil Procedure, or any analogous rule under the Federal Rules of Civil Procedure or Bankruptcy Rules, may be filed relating to such order, ruling or judgment shall not cause such order, ruling or judgment not to be a Final Order.

1.66.

Fully Diluted Basis means all shares of New Common Stock, whether issued and outstanding, or reserved for issuance upon conversion, exercise or exchange of any issued and outstanding option, warrant or other security that is convertible into, or exchangeable or exercisable for, shares of New Common Stock, as of immediately after the Effective Date and the consummation of all of the transactions contemplated by this Plan (and assuming issuance of all options, warrants and other awards permitted to be issued under the Management Incentive Plan, whether or not so issued).

1.67.

General Unsecured Claim means any Claim other than: (a) an Existing Securities Law Claim; (b) a Secured Claim; (c) an Administrative Expense Claim; (d) a Fee Claim; (e) a Priority Tax Claim; (f) a Priority Non-Tax Claim; (g) a Current Indemnification Claim; (h) a Senior Notes Claim; (i) an IRB Claim; (j) a DIP Claim; (k) an Other Secured Claim; (l) an Intercompany Claim; and (m) a Prepetition Secured Credit Agreement Claim, and shall not include Claims that are Disallowed or released, whether by operation of law or pursuant to order of the Bankruptcy Court, written release or settlement, the provisions of this Plan or otherwise.

1.68.

Greenville means Greenville Tube Company, one of the Debtors.

1.69.

Greenville General Unsecured Claim means a General Unsecured Claim against Greenville.

1.70.

Greenville Prepetition Secured Lender Guaranty Claim means any Claim arising under the Prepetition Secured Credit Agreement against Greenville, as guarantor.

1.71.

Initial Distribution Date means the first Business Day 20 days after the Effective Date, or such longer period as may be reasonably determined by the Reorganized Debtors, to make initial Distributions under the Plan.

1.72.

Intercompany Claim means any Claim (including an Administrative Expense Claim), Cause of Action, or remedy asserted by a Debtor against another Debtor.

1.73.

Interest means the interest (whether legal, equitable, contractual or other rights) of any holders of equity securities of any of the Debtors represented by shares of common or preferred stock or other instruments evidencing an ownership interest in any of the Debtors, whether or not certificated, transferable, voting or denominated “stock” or a similar security, and any Claim or Cause of Action related to or arising from the foregoing, or any option, warrant or right, contractual or otherwise, to acquire any such interest.

1.74.

Interim DIP Order means the Interim Order: (i) Pursuant to 11 U.S.C. §§ 105, 361, 362, 363 and 364 Authorizing the Debtors to (A) Obtain Postpetition Financing and (B) Grant Senior Liens and Superpriority Administrative Expense Status; (ii) Approving Use of Cash Collateral of Prepetition Lender; (iii) Granting Adequate Protection to Prepetition Lender;
(iv) Scheduling A Final Hearing Pursuant To Bankruptcy Rules 4001(B) and 4001(C); and

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(v) Granting Related Relief, entered July ___, 2009 and as may be amended, modified or supplemented by the Bankruptcy Court from time to time.

1.75.

Interim Distribution Date means any date, other than the Final Distribution Date, after the Initial Distribution Date on which the Reorganized Debtors determine, that an interim distribution should be made to holders of Allowed Claims in light of, inter alia, resolutions of Disputed Claims and the administrative costs of such a distribution.

1.76.

IRB Claims means any Claim relating to the $2.0 million industrial development revenue bond issued by Greenville Tube Company to the City of Clarksville, Arkansas, due December 30, 2014.

1.77.

Lien has the meaning set forth in section 101(37) of the Bankruptcy Code.

1.78.

Management Incentive Plan means the management equity participation plan that will be established for certain members of management of the Reorganized Debtors after the Effective Date, for which: (i) up to 5% of the New Common Stock shall be reserved; and (ii) stock options exercisable for up to __% of the New Common Stock, exercisable at the Rights Exercise Price for a period not to exceed sixty (60) days after issuance, shall be issued to certain members of management selected by the Reorganized Debtors, as provided in Section 7.6 of this Plan.

1.79.

New Common Stock means, collectively, 10,000,000 shares of common stock of Reorganized RathGibson par value $0.01, to be issued by Reorganized RathGibson in connection with the implementation of, and as authorized by, this Plan.

1.80.

New Stockholders Agreement means the stockholders agreement, to be dated as of the Effective Date, among Reorganized RathGibson and each of the Persons party thereto, substantially in the form contained in the Plan Supplement.

1.81.

Other Secured Claim means any Secured Claim, including an IRB Claim, against a Debtor other than a: (a) DIP Claim; (b) Prepetition Secured Credit Agreement Claim; or (c) Greenville Prepetition Secured Lender Guaranty Claim.

1.82.

Person means any individual, corporation, partnership, association, indenture trustee, limited liability company, organization, joint stock company, joint venture, estate, trust, governmental unit or any political subdivision thereof, Interest holder, or any other entity or organization.

1.83.

Petition Date means July 13, 2009, the date on which the Debtors commenced the Reorganization Cases.

1.84.

Plan means this joint chapter 11 plan proposed by the Debtors, including, without limitation, the exhibits, supplements, appendices and schedules hereto, either in its present form or as the same may be altered, amended or modified from time to time in accordance with the provisions of the Bankruptcy Code and the terms hereof or thereof.

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1.85.

Plan Consideration means, with respect to any Class of Claims entitled to a distribution under this Plan, one or more of Cash or shares of New Common Stock, as the context requires.

1.86.

Plan Distribution means the payment or distribution under the Plan of the Plan Consideration.

1.87.

Plan Documents means the documents, other than this Plan, to be executed, delivered, assumed, and/or performed in connection with the consummation of this Plan, including, without limitation, the documents to be included in the Plan Supplement, the Exit Credit Agreement, the Backstop Agreement, the New Stockholders Agreement, the Schedule of Rejected Contracts and Leases, the Amended Certificates of Incorporation of the applicable Reorganized Debtors and the Amended By-laws of the applicable Reorganized Debtors, and any and all exhibits to the Plan and the Disclosure Statement, each in form and substance acceptable to the Debtors and Ad Hoc Committee.

1.88.

Plan Supplement means the supplemental appendix to this Plan, to be filed no later than five (5) Business Days prior to the commencement of the Confirmation Hearing, which will contain, among other things, draft forms or signed copies, as the case may be, of the Plan Documents.

1.89.

Plan Support Agreement means that certain Plan Support Agreement, dated as of July 13, 2009, entered into by and among the Debtors and the Consenting Holders, as amended, supplemented or otherwise modified from time to time.  A copy of the Plan Support Agreement, with the principal amount or percentage of any Senior Notes or any other securities of the Company held by any Consenting Holder redacted, is an exhibit to the Disclosure Statement.

1.90.

Prepetition Secured Agent means General Electric Capital Corporation, as administrative agent under the Prepetition Secured Credit Agreement.

1.91.

Prepetition Secured Credit Agreement means that certain senior secured revolving credit agreement dated as of February 7, 2006, as amended, supplemented or otherwise modified from time to time, by and among RathGibson as borrower, RGCH Holdings Corp. and Greenville as guarantors, the lenders who are parties thereto, and the Prepetition Secured Agent, and including  any and all documents and instruments executed in connection therewith.

1.92.

Prepetition Secured Credit Agreement Claims means all Claims of the Prepetition Secured Lender and/or the Prepetition Secured Agent arising under the Prepetition Secured Credit Agreement against RathGibson, as borrower, and RGCH Holdings Corp. and Greenville as guarantors, together with all of the security and other documents related thereto.

1.93.

Prepetition Secured Lender(s) means, individually or collectively, a lender under the Prepetition Secured Credit Agreement.

1.94.

Priority Non-Tax Claim means any Claim, other than an Administrative Expense Claim, a Fee Claim and a Priority Tax Claim, entitled to priority in payment as specified in section 507(a) of the Bankruptcy Code.

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1.95.

Priority Tax Claim means any Claim of a governmental unit (as defined in section 101(27) of the Bankruptcy Code) of the kind entitled to priority in payment under sections 502(i) and 507(a)(8) of the Bankruptcy Code.

1.96.

Professional Person(s) means all Persons retained by order of the Bankruptcy Court in connection with the Reorganization Cases, pursuant to sections 327, 328, 330 or 1103 of the Bankruptcy Code, excluding any ordinary course professionals retained pursuant to order of the Bankruptcy Court.

1.97.

Pro Forma Equity Value means $78.4 million, the pro forma equity value of Reorganized RathGibson.

1.98.

Pro Rata Share means: (a) with respect to any distribution on account of an Allowed Claim, a distribution equal in amount to the ratio (expressed as a percentage) that the amount of such Allowed Claim bears to the aggregate amount of all Allowed Claims in its Class; and (b) with respect to any distribution on account of the DIP Lender Stock, a distribution of New Common Stock equal in amount to the ratio (expressed as a percentage) that the amount of each DIP Lender’s individual Commitment (as defined in the DIP Credit Agreement) bears to the aggregate amount of the Commitments (as defined in the DIP Credit Agreement) of the DIP Lenders.

1.99.

Rath General Unsecured Claims means General Unsecured Claims against RathGibson.

1.100.

RathGibson means RathGibson, Inc., one of the Debtors.

1.101.

Released Parties means, collectively: (a) the Debtors and its affiliates; (b) each Consenting Holder; (c) each DIP Lender and the DIP Administrative Agent; (d) the Ad Hoc Committee and each of its members or affiliates; (e) each Backstop Equity Investor; (f) the Prepetition Secured Agent, the Prepetition Secured Lender and their respective successors and assigns; (g) the Senior Notes Indenture Trustee; (h) the Creditors’ Committee and each of its members; and (i) each of the foregoing party’s current and former officers, affiliates, partners, directors, employees, agents, members, shareholders, advisors and professionals (including any attorneys, accountants, consultants, financial advisors, investment bankers and other professionals retained by such Persons), together with their respective successors and assigns, each solely in its capacity as such; provided, however, that such attorneys and professional advisors shall only include those that provided services related to the Reorganization Cases and the transactions contemplated by this Plan.

1.102.

Reorganization Cases means the jointly-administered cases under chapter 11 of the Bankruptcy Code commenced by the Debtors on the Petition Date in the Bankruptcy Court and styled In re RathGibson, Inc., et al., No. 09-14252 (CSS) (Jointly Administered).

1.103.

Reorganized Debtor means the reorganized Debtors or any successors thereto by merger, consolidation or otherwise, on or after the Effective Date, after giving effect to the restructuring transactions occurring on the Effective Date in accordance with this Plan.

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1.104.

Reorganized RathGibson means RathGibson on and after the Effective Date.

1.105.

Rights means the non-transferable, non-certificated rights to acquire Rights Offering Stock on the Effective Date at the Rights Exercise Price in accordance with the terms and conditions of the Rights Offering.

1.106.

Rights Exercise Price means a purchase price of $___ per share of Rights Offering Stock.

1.107.

Rights Offering means the offering to purchase the Rights Offering Stock which shall be available to holders of Allowed Senior Notes Claims, in proportion to such holder’s Pro Rata Share of the Senior Notes, as described in Section 7.11 hereof and set forth in the Rights Offering Procedures.

1.108.

Rights Offering Amount means up to $60 million.

1.109.

Rights Offering Procedures means the procedures governing the Rights Offering, which procedures shall be in form and substance acceptable to the Ad Hoc Committee, the Backstop Equity Investors and the Debtors and shall be filed with the Bankruptcy Court no later than five (5) calendar days prior to the Disclosure Statement Hearing.  A copy of the Rights Offering Procedures will be attached as an exhibit to the Disclosure Statement.

1.110.

Rights Offering Stock means up to _______ shares of New Common Stock, in an amount, rounded to the next whole number, equal to the Rights Offering Amount divided by the Rights Exercise Price.

1.111.

Schedule of Rejected Contracts and Leases means a schedule of the contracts and leases to be rejected pursuant to section 365 of the Bankruptcy Code and Section 10.1 hereof, which shall be filed by the Debtors at least ten (10) calendar days prior to the start of the Confirmation Hearing, as such schedule may be amended from time to time on or before the Confirmation Date (with the consent of the Ad Hoc Committee).

1.112.

Secured Claim means a Claim, either as set forth in this Plan, as agreed to by the Holder of such Claim and the Debtors or as determined by a Final Order in accordance with sections 506(a) and 1111(b) of the Bankruptcy Code: (a) that is secured by a valid, perfected and enforceable Lien on Collateral, to the extent of the value of the Claim holder’s interest in such Collateral as of the Confirmation Date; or (b) to the extent that the holder thereof has a valid right of setoff pursuant to section 553 of the Bankruptcy Code, or to the extent of the amount subject to setoff.

1.113.

Senior Notes mean the 11.25% Senior Notes due February 15, 2014 in the aggregate principal amount of approximately $200 million as of the Petition Date, issued by RathGibson pursuant to the Senior Notes Indenture.

1.114.

Senior Notes Claims means all Claims (excluding Existing Securities Law Claims) against RathGibson, as issuer, arising under the Senior Notes and the Senior Notes Indenture (and related documents).

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1.115.

Senior Notes Guaranty Claim means a Claim (excluding Existing Securities Law Claims) against Greenville, as guarantor, arising under the Senior Notes and the Senior Notes Indenture (and related documents).

1.116.

Senior Notes Indenture means that certain indenture dated as of February 7, 2006, as supplemented on August 15, 2006 (and as further amended, modified or supplemented from time to time), between RathGibson, as issuer, Greenville, as guarantor and the Senior Notes Indenture Trustee, related to the Senior Notes, including all agreements, documents, notes, instruments and any other agreements delivered pursuant thereto or in connection therewith.

1.117.

Senior Notes Indenture Trustee means The Bank of New York, solely in its capacity as indenture trustee under the Senior Notes Indenture.

1.118.

Senior Notes Indenture Trustee Claim means all Claims of the Senior Notes Indenture Trustee for reasonable fees and expenses under the terms of the Senior Notes Indenture (including, but not limited to, the reasonable fees, costs and expenses incurred by the Senior Notes Indenture Trustee’s professionals), not to exceed $15,000 in the aggregate.

1.119.

Subsidiary means any corporation, association or other business entity of which at least the majority of the securities or other ownership interest is owned or controlled by a Debtor and/or one or more subsidiaries of the Debtor.

1.120.

Total Backstop Amount means an amount not to exceed $60.0 million, such amount to be determined prior to the Disclosure Statement Hearing by mutual agreement among RathGibson and the Backstop Equity Investors.

1.121.

Total Commitment Percentage means, with respect to any Backstop Equity Investor, the percentage of the Total Backstop Amount which such Backstop Equity Investor may agree to commit to fund as set forth in, and pursuant to the terms and subject to the conditions of, the Backstop Agreement.

1.122.

U.S. Trustee means the United States Trustee for the District of Delaware.

1.123.

U.S. Trustee Fees means fees arising under 28 U.S.C. § 1930(a)(6) and, to the extent applicable, accrued interest thereon arising under 31 U.S.C. § 3717.

B.

Interpretation; Application of Definitions and Rules of Construction.

Unless otherwise specified, all section or exhibit references in this Plan are to the respective section in, or exhibit to, this Plan.  The words “herein,” “hereof,” “hereto,” “hereunder,” and other words of similar import refer to this Plan as a whole and not to any particular section, subsection, or clause contained therein.  Whenever from the context it is appropriate, each term, whether stated in the singular or the plural, will include both the singular and the plural. Any term that is not otherwise defined herein, but that is used in the Bankruptcy Code or the Bankruptcy Rules, shall have the meaning given to that term in the Bankruptcy Code or the Bankruptcy Rules, as applicable.  Except for the rules of construction contained in sections 102(5) of the Bankruptcy Code, which shall not apply, the rules of construction contained in

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section 102 of the Bankruptcy Code shall apply to the construction of the Plan.  Any reference in this Plan to a contract, instrument, release, indenture, or other agreement or documents being in a particular form or on particular terms and conditions means that such document shall be substantially in such form or substantially on such terms and conditions, and any reference in this Plan to an existing document or exhibit filed or to be filed means such document or exhibit as it may have been or may be amended, modified, or supplemented.  Subject to the provisions of any contract, certificates or articles of incorporation, by-laws, instruments, releases, or other agreements or documents entered into in connection with this Plan, the rights and obligations arising under this Plan shall be governed by, and construed and enforced in accordance with, federal law, including the Bankruptcy Code and Bankruptcy Rules. The captions and headings in this Plan are for convenience of reference only and shall not limit or otherwise affect the provisions hereof.  Any reference to an entity as a holder of a Claim or Interest includes that entity’s successors and assigns.

C.

Appendices and Plan Documents.

All Plan Documents and appendices to the Plan are incorporated into the Plan by reference and are a part of the Plan as if set forth in full herein.  The documents contained in the exhibits and Plan Supplement shall be approved by the Bankruptcy Court pursuant to the Confirmation Order.  Holders of Claims and Interests may inspect a copy of the Plan Documents, once filed, in the Office of the Clerk of the Bankruptcy Court during normal business hours, or www.rathrestructuring.com, or obtain a copy of the Plan Documents by a written request sent to the following address:

RGI Bankruptcy Administration
c/o The Garden City Group, Inc.
PO Box 9396
Dublin OH 43017-4296

1.888.282.1244

ARTICLE II.

RESOLUTION OF CERTAIN INTER-CREDITOR AND INTER-DEBTOR ISSUES

2.1.

Settlement of Certain Inter-Creditor Issues.

The treatment of Claims and Interests under this Plan represents, among other things, the settlement and compromise of certain potential inter-creditor disputes.

2.2.

Intercompany Claims.

On the Effective Date, all Intercompany Claims between and among the Debtors shall be eliminated by offset, the contribution or distribution of such Claims, or otherwise (as determined by the Debtors and acceptable to the Ad Hoc Committee).

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ARTICLE III.

ADMINISTRATIVE EXPENSE CLAIMS,
FEE CLAIMS, U.S. TRUSTEE FEES AND PRIORITY TAX CLAIMS

This Plan constitutes a joint plan of reorganization for each of the Debtors that will become Reorganized Debtors.  All Claims and Interests, except DIP Claims, Administrative Expense Claims, Fee Claims, U.S. Trustee Fees and Priority Tax Claims, are placed in the Classes set forth in Article IV below.  In accordance with section 1123(a)(1) of the Bankruptcy Code, DIP Claims, Administrative Expense Claims, Fee Claims, U.S. Trustee Fees and Priority Tax Claims of the Debtors have not been classified, and the holders thereof are not entitled to vote on this Plan.  A Claim or Interest is placed in a particular Class only to the extent that the Claim or Interest falls within the description of that Class and is classified in other Classes to the extent that any portion of the Claim or Interest falls within the description of such other Classes.

A Claim or Interest also is placed in a particular Class for all purposes, including voting, confirmation and distribution under this Plan and under sections 1122 and 1123(a)(1) of the Bankruptcy Code.  However, a Claim or Interest is placed in a particular Class for the purpose of receiving distributions pursuant to this Plan only to the extent that such Claim or Interest is an Allowed Claim or Allowed Interest in that Class and such Claim or Interest has not been paid, released or otherwise settled prior to the Effective Date.

3.1.

DIP Claims.

In full satisfaction, settlement, release and discharge of the Allowed DIP Claims, on the Effective Date: (a) the holders of Allowed DIP Claims shall be paid in full in Cash from existing cash on hand, the proceeds of the Exit Facility and/or the Rights Offering on account of such Allowed DIP Claims; and (b) the DIP Lenders shall receive their Pro Rata Share of the DIP Lender Stock.  Notwithstanding anything to the contrary herein, the liens and security interests securing the DIP Claims shall continue in full force and effect until the DIP Claims have been paid in full in Cash.

3.2.

Administrative Expense Claims.

(a)

Time for Filing Administrative Expense Claims.

The holder of an Administrative Expense Claim, other than the holder of:

(i)

a Fee Claim;

(ii)

an Administrative Expense Claim that has been Allowed on or before the Effective Date;

(iii)

an Administrative Expense Claim for an expense or liability incurred and payable in the ordinary course of business by a Debtor;

(iv)

an Administrative Expense Claim on account of fees and expenses

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incurred on or after the Petition Date by ordinary course professionals retained by the Debtors pursuant to an order of the Bankruptcy Court;

(v)

an Administrative Expense Claim held by a current officer, director or employee of the Debtors for indemnification, contribution, or advancement of expenses pursuant to:  (A) any Debtor’s certificate of incorporation, by-laws, or similar organizational document, or (B) any indemnification or contribution agreement approved by the Bankruptcy Court;

(vi)

an Administrative Expense Claim arising, in the ordinary course of business, out of the employment by one or more Debtors of an individual from and after the Petition Date, but only to the extent that such Administrative Expense Claim is solely for outstanding wages, commissions, accrued benefits, or reimbursement of business expenses;

(vii)

an Ad Hoc Committee Fee Claim; and

(viii)

a Senior Notes Indenture Trustee Claim,

must file with the Bankruptcy Court and serve on the Debtors, the Claims Agent, the Creditors’ Committee and the Office of the United States Trustee, proof of such Administrative Expense Claim within thirty (30) days after the Effective Date (the “Administrative Bar Date”).  Such proof of Administrative Expense Claim must include at a minimum:  (i) the name of the applicable Debtor that is purported to be liable for the Administrative Expense Claim and if the Administrative Expense Claim is asserted against more than one Debtor, the exact amount asserted to be owed by each such Debtor; (ii) the name of the holder of the Administrative Expense Claim; (iii) the amount of the Administrative Expense Claim; (iv) the basis of the Administrative Expense Claim; and (v) supporting documentation for the Administrative Expense Claim.  FAILURE TO FILE AND SERVE SUCH PROOF OF ADMINISTRATIVE EXPENSE CLAIM TIMELY AND PROPERLY SHALL RESULT IN THE ADMINISTRATIVE EXPENSE CLAIM BEING FOREVER BARRED AND DISCHARGED.

(b)

Treatment of Administrative Expense Claims.

Except to the extent that a holder of an Allowed Administrative Expense Claim agrees to a different treatment, on, or as soon thereafter as is reasonably practicable, the later of the Effective Date and the first Business Day after the date that is thirty (30) calendar days after the date an Administrative Expense Claim becomes an Allowed Claim, the holder of such Allowed Administrative Expense Claim shall receive from the applicable Reorganized Debtor Cash in an amount equal to such Allowed Claim; provided, however, that Allowed Administrative Expense Claims representing liabilities incurred in the ordinary course of business by the Debtors, as debtors in possession, shall be paid by the Debtors or the Reorganized Debtors, as applicable, in the ordinary course of business, consistent with past

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practice and in accordance with the terms and subject to the conditions of any orders or agreements governing, instruments evidencing, or other documents relating to, such liabilities.

In the case of the Senior Notes Indenture Trustee Claims, such Senior Notes Indenture Trustee Claims will be paid in the ordinary course of business (subject to the Debtors’ prior receipt of invoices and reasonable documentation in connection therewith and without the requirement to file a fee application with the Bankruptcy Court) but no later than the Effective Date; provided, that such fees, costs and expenses are reimbursable under the terms of the Senior Notes Indenture; and provided further, however, that the Senior Notes Indenture Trustee will receive payment in the ordinary course of business (subject to the Reorganized Debtors’ prior receipt of invoices and reasonable documentation in connection therewith) for all reasonable fees, costs, and expenses incurred after the Effective Date in connection with the distributions required pursuant to Section 7.9 of this Plan or the implementation of any provisions of this Plan.

In the case of the Ad Hoc Committee Fee Claims, such Ad Hoc Committee Fee Claims will be paid in full in Cash on the Effective Date for all reasonable fees and expenses incurred up to the Effective Date, without the requirement to file a fee application with the Bankruptcy Court.  In the event that the Debtors dispute all or a portion of the Ad Hoc Committee Fee Claims, the Debtors shall pay the undisputed amount of such Ad Hoc Committee Fee Claims, and segregate the remaining portion of such Ad Hoc Committee Fee Claims until such dispute is resolved by the parties or by the Bankruptcy Court.

3.3.

Fee Claims.

(a)

Time for Filing Fee Claims.

Any Professional Person seeking allowance by the Bankruptcy Court of a Fee Claim shall file its respective final application for allowance of compensation for services rendered and reimbursement of expenses incurred prior to the Effective Date no later than forty-five (45) days after the Effective Date.  FAILURE TO FILE AND SERVE SUCH FEE APPLICATION TIMELY AND PROPERLY SHALL RESULT IN THE FEE CLAIM BEING FOREVER BARRED AND DISCHARGED.

Objections to such Fee Claims, if any, must be filed and served pursuant to the procedures set forth in the Confirmation Order no later than no later than sixty-five (65) days after the Effective Date or such other date as established by the Bankruptcy Court, or such other date as established by the Bankruptcy Court; provided, however, that, pursuant to the Plan Support Agreement, on the Effective Date, without the requirement to file a fee application to the Bankruptcy Court, the Debtors shall pay the Ad Hoc Committee Fee Claims, in accordance with section 3.2(b) hereof, in full in Cash.

(b)

Treatment of Fee Claims.

All Professional Persons seeking allowance by the Bankruptcy Court of a Fee Claim shall be paid in full in such amounts as are approved by the Bankruptcy Court: (i) upon the later of (x) the Effective Date, and (y) ten (10) calendar days after the date upon which the order relating to the allowance of any such Fee Claim is entered or (ii) upon such other terms as

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may be mutually agreed upon between the holder of such Fee Claim and the Reorganized Debtors.  On the Effective Date, to the extent known, the Reorganized Debtors shall reserve and hold in a segregated account Cash in an amount equal to the accrued but unpaid Fee Claims as of the Effective Date, which Cash shall be disbursed solely to the holders of Allowed Fee Claims with the remainder to be reserved until all Allowed Fee Claims have been paid in full or all remaining Fee Claims have been Disallowed by Final Order, at which time any remaining Cash in the segregated account shall become the sole and exclusive property of the Reorganized Debtors.

3.4.

U.S. Trustee Fees.

The Debtors or Reorganized Debtors, as applicable, shall pay all outstanding U.S. Trustee Fees of a Debtor on an ongoing basis on the later of: (i) the Effective Date; and (ii) the date such U.S. Trustee Fees become due, until such time as a final decree is entered closing the applicable Reorganization Case or the applicable Reorganization Case is converted or dismissed, or the Bankruptcy Court orders otherwise.

3.5.

Priority Tax Claims.

Except to the extent that a holder of an Allowed Priority Tax Claim agrees to different treatment, each holder of an Allowed Priority Tax Claim shall receive, in the Debtors or Reorganized Debtors’ discretion, either: (i) on, or as soon thereafter as is reasonably practicable, the later of the Effective Date and the first Business Day after the date that is thirty (30) calendar days after the date a Priority Tax Claim becomes an Allowed Claim, Cash in an amount equal to such Claim, or (ii) deferred Cash payments following the Effective Date, over a period ending not later than five (5) years after the Petition Date, in an aggregate amount equal to the Allowed amount of such Priority Tax Claim (with any interest to which the holder of such Priority Tax Claim may be entitled calculated in accordance with section 511 of the Bankruptcy Code); provided, however, that all Allowed Priority Tax Claims that are not due and payable on or before the Effective Date shall be paid in the ordinary course of business as they become due.

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ARTICLE IV.

CLASSIFICATION OF CLAIMS AND INTERESTS

4.1.

Classification of Claims and Interests.

The following table designates the Classes of Claims against and Interests in the Debtors, and specifies which Classes are: (i) impaired or unimpaired by this Plan; (ii) entitled to vote to accept or reject this Plan in accordance with section 1126 of the Bankruptcy Code; and (iii) deemed to accept or reject this Plan.

Class	Designation	Impairment	Entitled to Vote
All Debtors
Class 1	Priority Non-Tax Claims	No	No (Deemed to accept)
Class 2	Other Secured Claims	No	No (Deemed to accept)
RathGibson
Class 3	Prepetition Secured Credit Agreement Claims	No	No (Deemed to accept)
Class 4	Senior Notes Claims	Yes	Yes
Class 5	Rath General Unsecured Claims	No	No (Deemed to accept)
Class 6	Existing Rath Securities Laws Claims	Yes	No (Deemed to reject)
Class 7	Existing Rath Interests	Yes	No (Deemed to reject)
Greenville
Class 8	Senior Note Guaranty Claims	Yes	Yes
Class 9	Greenville General Unsecured Claims	No	No (Deemed to accept)
Class 10	Existing Greenville Securities Laws Claims	Yes	No (Deemed to reject)

4.2.

Unimpaired Classes of Claims.

The following Classes of Claims are unimpaired and, therefore, deemed to have accepted this Plan and are not entitled to vote on this Plan under section 1126(f) of the Bankruptcy Code.

(a)

Class 1: Class 1 consists of all Priority Non-Tax Claims.

(b)

Class 2: Class 2 consists of all Other Secured Claims.

(c)

Class 3: Class 3 consists of all Prepetition Secured Credit Agreement Claims.

(d)

Class 5: Class 5 consists of all Rath General Unsecured Claims.

(e)

Class 9: Class 9 consists of all Greenville General Unsecured Claims.

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4.3.

Impaired Classes of Claims and Interests.

(a)

The following Classes of Claims are impaired and entitled to vote on this Plan:

(i)

Class 4: Class 4 consists of all Senior Notes Claims.

(ii)

Class 8: Class 8 consists of all Senior Note Guaranty Claims.

(b)

The following Classes of Claims and Interests are impaired and deemed to have rejected this Plan and, therefore, are not entitled to vote on this Plan under section 1126(g) of the Bankruptcy Code:

(i)

Class 6: Class 6 consists of all Existing Rath Securities Laws Claims.

(ii)

Class 7: Class 7 consists of all Existing Rath Interests.

(iii)

Class 10: Class 10 consists of all Existing Greenville Securities Laws Claims.

4.4.

Separate Classification of Other Secured Claims.

Although all Other Secured Claims have been placed in one Class for purposes of nomenclature, each Other Secured Claim, to the extent secured by a Lien on Collateral different than that securing any other Other Secured Claims, shall be treated as being in a separate sub-Class for the purpose of receiving Plan Distributions.

ARTICLE V.

TREATMENT OF CLAIMS AND INTERESTS

5.1.

Priority Non-Tax Claims (Class 1).

(a)

Treatment:  The legal, equitable and contractual rights of the holders of Class 1 Claims are unaltered by this Plan.  Except to the extent that a holder of an Allowed Priority Non-Tax Claim agrees to different treatment and after the date a Priority Non-Tax Claim becomes an Allowed Claim, on, or as soon thereafter as is reasonably practicable, the later of the Effective Date and the Initial Distribution Date, the holder of such Allowed Priority Non-Tax Claim shall receive Cash from the applicable Reorganized Debtor in an amount equal to such Claim.

(b)

Voting:  The Priority Non-Tax Claims are not impaired Claims.  In accordance with section 1126(f) of the Bankruptcy Code, the holders of Priority Non-Tax Claims are conclusively presumed to accept this Plan and are not entitled to vote to accept or reject the Plan, and the votes of such holders will not be solicited with respect to such Allowed Priority Non-Tax Claims.

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5.2.

Other Secured Claims (Class 2).

(a)

Treatment:  The legal, equitable and contractual rights of the holders of Class 2 Claims are unaltered by this Plan.  Except to the extent that a holder of an Allowed Other Secured Claim agrees to different treatment and after the date an Other Secured Claim becomes an Allowed Claim, on, or as soon thereafter as is reasonably practicable, the later of the Effective Date and the Initial Distribution Date, each holder of such Allowed Other Secured Claim shall receive, at the election of the Reorganized Debtors: (i) Cash in an amount equal to such Allowed Claim; or (ii) such other treatment that will render the Other Secured Claim unimpaired pursuant to section 1124 of the Bankruptcy Code; provided, however, that Class 2 Claims incurred by a Debtor in the ordinary course of business may be paid in the ordinary course of business in accordance with the terms and conditions of any agreements relating thereto, in the discretion of the applicable Debtor or Reorganized Debtor, without further notice to or order of the Bankruptcy Court.  Each holder of an Allowed Other Secured Claim shall retain the Liens securing its Allowed Other Secured Claim as of the Effective Date until full and final payment of such Allowed Other Secured Claim is made as provided herein.  On the full payment or other satisfaction of such Claims in accordance with the Plan, the Liens securing such Allowed Other Secured Claim shall be deemed released, terminated and extinguished, in each case without further notice to or order of the Bankruptcy Court, act or action under applicable law, regulation, order or rule or the vote, consent, authorization or approval of any Person.

(b)

Voting:  The Other Secured Claims are not impaired Claims.  In accordance with section 1126(f) of the Bankruptcy Code, the holders of Other Secured Claims are conclusively presumed to accept this Plan and are not entitled to vote to accept or reject the Plan, and the votes of such holders will not be solicited with respect to such Allowed Other Secured Claims.

(c)

Deficiency Claims:  To the extent that the value of the Collateral securing each Other Secured Claim is less than the amount of such Other Secured Claim, the undersecured portion of such Claim shall be treated for all purposes under this Plan as an Allowed General Unsecured Claim and shall be classified as a General Unsecured Claim.

5.3.

Prepetition Secured Credit Agreement Claims (Class 3).

(a)

Allowance:  Except to the extent that the Prepetition Secured Credit Agreement Claims of the Prepetition Secured Lender and the Prepetition Secured Agent are otherwise paid prior to the Effective Date, such Prepetition Secured Credit Agreement Claims shall be deemed Allowed Claims and shall not be subject to any avoidance, reductions, setoff, offset, recharacterization, subordination (whether equitable, contractual or otherwise), counterclaim, cross-claim, defense, disallowance, impairment, objection or any challenges under any applicable law or regulation by any Person, in an aggregate amount equal to (i) $55.35 million plus (ii) any accrued and unpaid interest at the non-default contract rate under the Prepetition Secured Credit Agreement as of the Effective Date, except to the extent such interest is otherwise provided herein to be paid or satisfied, plus (iii) unpaid professional fees and expenses, as provided for in the Prepetition Secured Credit Agreement and the DIP Orders plus (iv) all other Obligations as defined in the Prepetition Secured Credit Agreement; provided that,

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with respect to 5.3(a)(iii) and (iv), the Prepetition Secured Agent must provide a written notice to the Debtors (with a copy to counsel for the Debtors) of any such unpaid professional fees and expenses and unpaid Obligations no later than two days prior to the Effective Date.  In the event the Debtors dispute any such professional fees, expenses or Obligations, the Debtors shall pay the undisputed amount of such professional fees, expenses or Obligations, and segregate the remaining portion of such professional fees, expenses or Obligations until such dispute is resolved by the parties or by the Bankruptcy Court.

(b)

Treatment:  To the extent not already paid in full prior to the Effective Date pursuant to the terms of DIP Orders or otherwise, on the Effective Date, or as soon as practicable thereafter, the Allowed Prepetition Secured Credit Agreement Claims shall be paid in full, in Cash, in complete and final satisfaction, settlement, release, and discharge of, and in exchange for such Allowed Claims.

(c)

Voting:  The Prepetition Secured Credit Agreement Claims are not impaired Claims.  In accordance with section 1126(f) of the Bankruptcy Code, the holders of Prepetition Secured Credit Agreement Claims are conclusively presumed to accept this Plan and are not entitled to vote to accept or reject the Plan, and the votes of such holders will not be solicited with respect to such Allowed Prepetition Secured Credit Agreement Claims.

5.4.

Senior Notes Claims (Class 4).

(a)

Allowance:  The Senior Notes Claims shall be deemed Allowed Claims and shall not be subject to any avoidance, reductions, setoff, offset, recharacterization, subordination (whether equitable, contractual or otherwise), counterclaim, cross-claim, defense, disallowance, impairment, objection or any challenges under any applicable law or regulation by any Person, in aggregate amount equal to (i) $200 million, plus (ii) all accrued and unpaid interest at the non-default contract rate under the Senior Notes Indenture as of the Effective Date, except to the extent such interest is otherwise provided herein to be paid or satisfied, plus (iii) all other Obligations (as defined in the Senior Notes Indenture); provided that, with respect to 5.4(a)(iii), the Senior Notes Indenture Trustee must provide a written notice to the Debtors (with a copy to counsel for the Debtors) of any such unpaid Obligations no later than two days prior to the Effective Date.  In the event the Debtors dispute any such Obligations, the Debtors shall pay the undisputed amount of such Obligations, and segregate the remaining portion of such Obligations until such dispute is resolved by the parties or by the Bankruptcy Court.

(b)

Treatment:  On the Effective Date, or as soon thereafter as reasonably practicable, each holder of an Allowed Senior Notes Claim shall receive, subject to the terms of this Plan and in full satisfaction, settlement, release, and discharge of, and in exchange for, such Claim:

(i)

its Pro Rata Share of 100% of the New Common Stock, subject to dilution by: (A) the DIP Lender Stock; (B) the Backstop Stock;
(C) the New Common Stock reserved for management of the Reorganized Debtors pursuant to the Management Incentive Plan; and (D) the New Common Stock issued pursuant to the Rights Offering;

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(ii)

Rights in proportion to such holder’s Pro Rata Share of the Senior Notes in accordance with the Rights Offering Procedures; and

(iii)

as part of the distribution to Class 4 (but in addition to, and not in reduction of, amounts to be distributed to holders of Senior Notes Claims), the Debtors shall pay the Ad Hoc Committee Fee Claims, without the need for any application to the Bankruptcy Court.

(c)

Voting:  The Senior Notes Claims are impaired Claims.  Holders of such Claims are entitled to vote to accept or reject the Plan, and the votes of such holders will be solicited with respect to such Allowed Senior Notes Claims.

5.5.

Rath General Unsecured Claims (Class 5).

(a)

Treatment:  Except to the extent that a holder of an Allowed Rath General Unsecured Claim agrees to a different treatment, on, or as soon thereafter as is reasonably practicable, the later of the Effective Date and the third Business Day after the date that a Rath General Unsecured Claim becomes an Allowed Claim, the holder of such Allowed Rath General Unsecured Claim shall receive:  (i) Cash in an amount equal to such Allowed Rath General Unsecured Claim; or (ii) such treatment that leaves unaltered the legal, equitable, and contractual rights to which the holder of such Allowed Rath General Unsecured Claim is entitled, or otherwise leaves such Allowed Rath General Unsecured Claim unimpaired pursuant to section 1124(2) of the Bankruptcy Code.

(b)

Voting:  The Rath General Unsecured Claims are not impaired Claims.  In accordance with section 1126(f) of the Bankruptcy Code, the holders of Rath General Unsecured Claims are conclusively presumed to accept this Plan and are not entitled to vote to accept or reject the Plan, and the votes of such holders will not be solicited with respect to such Allowed Rath General Unsecured Claims.

5.6.

Existing Rath Securities Laws Claims (Class 6).

(a)

Treatment:  Holders of Existing Rath Securities Laws Claims shall not receive or retain any distribution under the Plan on account of such Existing Rath Securities Laws Claims.

(b)

Voting:  The Existing Rath Securities Laws Claims are impaired Claims.  In accordance with section 1126(g) of the Bankruptcy Code, the holders of Existing Rath Securities Laws Claims are conclusively presumed to reject this Plan and are not entitled to vote to accept or reject the Plan, and the votes of such holders will not be solicited with respect to such Existing Rath Securities Laws Claims.

5.7.

Existing Rath Interests (Class 7).

(a)

Treatment:  Existing Rath Interests shall be cancelled and holders of Existing Rath Interests shall not be entitled to any distribution under the Plan.

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(b)

Voting:  The Existing Rath Interests are impaired Interests.  In accordance with section 1126(g) of the Bankruptcy Code, the holders of Existing Rath Interests are conclusively presumed to reject this Plan and are not entitled to vote to accept or reject the Plan, and the votes of such holders will not be solicited with respect to such Existing Rath Interests.

5.8.

Senior Note Guaranty Claims (Class 8).

(a)

Treatment:  The Plan Distribution to holders of Class 4 Senior Notes Claims shall be in full and final satisfaction, settlement, release, and discharge of, and in exchange for the Senior Note Guaranty Claims.

(b)

Voting:  The Senior Note Guaranty Claims are impaired Claims.  Holders of such Claims are entitled to vote to accept or reject the Plan and the votes of such holders will be solicited with respect to such Senior Note Guaranty Claims.

5.9.

Greenville General Unsecured Claims (Class 9).

(a)

Treatment:  Except to the extent that a holder of an Allowed Greenville General Unsecured Claim agrees to a different treatment, on, or as soon thereafter as is reasonably practicable, the later of the Effective Date and the third Business Day after the date that a Greenville General Unsecured Claim becomes an Allowed Claim, the holder of such Allowed Greenville General Unsecured Claim shall receive:  (i) Cash in an amount equal to such Allowed Greenville General Unsecured Claim; or (ii) such treatment that leaves unaltered the legal, equitable, and contractual rights to which the holder of such Allowed Greenville General Unsecured Claim is entitled, or otherwise leaves such Allowed Greenville General Unsecured Claim unimpaired pursuant to section 1124(2) of the Bankruptcy Code.

(b)

Voting:  The Greenville General Unsecured Claims are not impaired Claims.  In accordance with section 1126(f) of the Bankruptcy Code, the holders of Greenville General Unsecured Claims are conclusively presumed to accept this Plan and are not entitled to vote to accept or reject the Plan, and the votes of such holders will not be solicited with respect to such Allowed Greenville General Unsecured Claims.

5.10.

Existing Greenville Securities Laws Claims (Class 10).

(a)

Treatment:  Holders of Existing Greenville Securities Laws Claims shall not receive or retain any distribution under the Plan on account of such Existing Greenville Securities Laws Claims.

(b)

Voting:  The Existing Greenville Securities Laws Claims are impaired Claims.  In accordance with section 1126(g) of the Bankruptcy Code, the holders of Existing Greenville Securities Laws Claims are conclusively presumed to reject this Plan and are not entitled to vote to accept or reject the Plan, and the votes of such holders will not be solicited with respect to such Existing Greenville Securities Law Claims.

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ARTICLE VI.

ACCEPTANCE OR REJECTION OF
THE PLAN; EFFECT OF REJECTION BY ONE
OR MORE CLASSES OF CLAIMS OR INTERESTS

6.1.

Class Acceptance Requirement.

A Class of Claims shall have accepted the Plan if it is accepted by at least two-thirds (2/3) in amount of the Allowed Claims in such Class and more than one-half (1/2) in number of holders of such Claims that have voted on the Plan.

6.2.

Confirmation Pursuant to Section 1129(b) of the Bankruptcy Code or “Cramdown.”

Because certain Classes are deemed to have rejected this Plan, the Debtors will request confirmation of this Plan, as it may be modified and amended from time to time, under section 1129(b) of the Bankruptcy Code.  The Debtors reserve the right to alter, amend, modify, revoke or withdraw this Plan or any Plan Document in order to satisfy the requirements of section 1129(b) of the Bankruptcy Code, if necessary.

6.3.

Elimination of Vacant Classes.

Any Class of Claims or Interests that does not have a holder of an Allowed Claim or Allowed Interest or a Claim or Interest temporarily Allowed by the Bankruptcy Court as of the date of the Confirmation Hearing shall be deemed eliminated from the Plan for purposes of voting to accept or reject the Plan and for purposes of determining acceptance or rejection of the Plan by such Class pursuant to section 1129(a)(8) of the Bankruptcy Code.

6.4.

Voting Classes; Deemed Acceptance by Non-Voting Classes.

If a Class contains Claims or Interests eligible to vote and no holders of Claims or Interests eligible to vote in such Class vote to accept or reject the Plan, the Plan shall be deemed accepted by the holders of such Claims or Interests in such Class.

6.5.

Confirmation of All Cases.

Except as otherwise specified herein, the Plan shall not be deemed to have been confirmed unless and until the Plan has been confirmed as to each of the Debtors; provided, however, that the Debtors, with the consent of the Ad Hoc Committee, may at any time waive this Section 6.5.

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ARTICLE VII.

MEANS FOR IMPLEMENTATION

7.1.

Non-Substantive Consolidation.

The Plan is a joint plan that does not provide for substantive consolidation of the Debtors’ estates, and on the Effective Date, the Debtors’ estates shall not be deemed to be substantively consolidated for purposes hereof.  Except as specifically set forth herein, nothing in this Plan or the Disclosure Statement shall constitute or be deemed to constitute an admission that any one of the Debtors is subject to or liable for any claim against any other Debtor.  Additionally, claimants holding Claims against multiple Debtors, to the extent Allowed in each Debtor’s Reorganization Case, will be treated as holding a separate claim against each Debtor’s estate, provided, however, that no holder of an Allowed Claim shall be entitled to receive more than payment in full of such Allowed Claim (plus postpetition interest, if and to the extent provided in this Plan), and such Claims will be administered and treated in the manner provided in this Plan.

7.2.

Continued Corporate Existence and Vesting of Assets in Reorganized Debtors.

(a)

Except as otherwise provided in this Plan, the Debtors shall continue to exist after the Effective Date as Reorganized Debtors in accordance with the applicable laws of the respective jurisdictions in which they are incorporated or organized and pursuant to the Amended Certificates of Incorporation and Amended By-Laws of the Reorganized Debtors, for the purposes of satisfying their obligations under the Plan and the continuation of their businesses.  On or after the Effective Date, each Reorganized Debtor, in its sole and exclusive discretion, may take such action as permitted by applicable law and such Reorganized Debtor’s organizational documents, as such Reorganized Debtor may determine is reasonable and appropriate, including, but not limited to, causing: (i) a Reorganized Debtor to be merged into another Reorganized Debtor, or its Subsidiary and/or affiliate; (ii) a Reorganized Debtor to be dissolved; (iii) the legal name of a Reorganized Debtor to be changed; or (iv) the closure of a Reorganized Debtor’s case on the Effective Date or any time thereafter.

(b)

Except as otherwise provided in this Plan, on and after the Effective Date, all property of the Estates of the Debtors, including all claims, rights and Causes of Action and any property acquired by the Debtors under or in connection with this Plan, shall vest in each respective Reorganized Debtor free and clear of all Claims, Liens, charges, other encumbrances and Interests.  Subject to Section 7.2(a) hereof, on and after the Effective Date, the Reorganized Debtors may operate their businesses and may use, acquire and dispose of property and prosecute, compromise or settle any Claims (including any Administrative Expense Claims) and Causes of Action without supervision of or approval by the Bankruptcy Court and free and clear of any restrictions of the Bankruptcy Code or the Bankruptcy Rules other than restrictions expressly imposed by this Plan or the Confirmation Order.  Without limiting the foregoing, the Reorganized Debtors may pay the charges that they incur on or after the Effective Date for Professional Persons’ fees, disbursements, expenses or related support services without application to the Bankruptcy Court.

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7.3.

Cancellation of Credit Agreements, Existing Securities and Agreements.

Except for the purpose of evidencing a right to distribution under this Plan, and except as otherwise set forth herein, on the Effective Date all agreements, instruments, and other documents evidencing any Claim or Interest, other than RathGibson’s Interest in Greenville, and any rights of any holder in respect thereof, shall be deemed cancelled, discharged and of no force or effect.  Notwithstanding the foregoing, the Senior Notes Indenture shall continue in effect to the extent necessary to allow the Reorganized Debtors and the Senior Notes Indenture Trustee to make distributions pursuant to this Plan on account of the Senior Notes Claims, and the Senior Notes Indenture Trustee shall maintain any charging lien such Senior Notes Indenture Trustee may have for any fees, costs and expenses under the Senior Notes Indenture or other agreements until all such fees, costs, and expenses are paid pursuant to the Plan or otherwise; provided, however, that such rights and liens are limited to the distributions, if any, to the holders of Senior Notes.  The holders of or parties to such cancelled instruments, securities and other documentation will have no rights arising from or relating to such instruments, securities and other documentation or the cancellation thereof, except the rights provided for pursuant to this Plan.  Except as provided pursuant to this Plan, the Senior Notes Indenture Trustee and its agents, successors and assigns shall be discharged of all of their obligations associated with the Senior Notes

7.4.

Cancellation of Certain Existing Security Interests.

Upon the full payment or other satisfaction of an Allowed Other Secured Claim, or promptly thereafter, the holder of such Allowed Other Secured Claim shall deliver to the Debtors or Reorganized Debtors (as applicable) any Collateral or other property of either Debtor held by such holder, and any termination statements, instruments of satisfactions, or releases of all security interests with respect to its Allowed Other Secured Claim that may be reasonably required in order to terminate any related financing statements, mortgages, mechanic’s liens, or lis pendens.

7.5.

Officers and Boards of Directors.

(a)

On the Effective Date, the initial boards of directors or boards of managers and officers of each of the Reorganized Debtors shall consist of those individuals identified in a filing made with the Bankruptcy Court on or before the date of the Confirmation Hearing.  The initial board of directors of Reorganized RathGibson will consist of five (5) members, comprising of the Chief Executive Officer of Reorganized RathGibson and four (4) individuals selected by the Ad Hoc Committee.  The compensation arrangement for any insider of the Debtors that shall be an officer of a Reorganized Debtor also will be set forth in such filing.

(b)

The members of the board of directors or board of managers of each Debtor prior to the Effective Date, in their capacities as such, shall have no continuing obligations to the Reorganized Debtors on or after the Effective Date and each such member will be deemed to have resigned on the Effective Date.  Following the occurrence of the Effective Date, the board of directors or board of managers of each of the Reorganized Debtors shall serve pursuant to the terms of the organization documents of such Reorganized Debtor and may be

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replaced by such individuals as are selected in accordance with the organizational documents of such Reorganized Debtor.

7.6.

Management Incentive Plan.

After the Effective Date, the board of directors of Reorganized RathGibson will be authorized to implement, in its sole discretion, the Management Incentive Plan.

7.7.

Corporate Action.

(a)

The Reorganized Debtors shall serve on the United States Trustee quarterly reports of the disbursements made until such time as a final decree is entered closing the applicable Reorganization Case or the applicable Reorganization Case is converted or dismissed, or the Bankruptcy Court orders otherwise.  Any deadline for filing Administrative Expense Claims shall not apply to fees payable pursuant to section 1930 of title 28 of the United States Code.

(b)

On the Effective Date, the Amended Certificates of Incorporation and Amended By-Laws, or other applicable corporate organizational documents, of each of the Reorganized Debtors shall be amended and restated and deemed authorized in all respects, substantially final forms of which will be contained in the Plan Supplement.

(c)

Any action under the Plan to be taken by or required of the Debtors, the Reorganized Debtors, including, without limitation, the adoption or amendment of certificates of incorporation and by-laws, the issuance of securities and instruments or the selection of officers or directors, shall be authorized and approved in all respects, without any requirement of further action by any of the Debtors’ or Reorganized Debtors’ boards of directors or managers, as applicable, or security holders.

(d)

The Debtors, the Reorganized Debtors, shall be authorized to execute, deliver, file, and record such documents (including the Plan Documents), contracts, instruments, releases and other agreements and take such other action as may be necessary to effectuate and further evidence the terms and conditions of the Plan, without the necessity of any further Bankruptcy Court, corporate, board or shareholder approval or action.  In addition, the selection of the Persons who will serve as the initial directors, officers and managers of the Reorganized Debtors as of the Effective Date shall be deemed to have occurred and be effective on and after the Effective Date without any requirement of further action by the board of directors, board of managers, or stockholders of the applicable Reorganized Debtor.

7.8.

New Stockholders Agreement.

On the Effective Date, Reorganized RathGibson and all of the holders of New Common Stock and other securities of Reorganized RathGibson (including any options, warrants or securities convertible into, or exercisable or exchangeable for, shares of New Common Stock) then outstanding shall be deemed to be parties to the New Stockholders Agreement, substantially in the form contained in the Plan Supplement, without the need for execution by any such holder other than Reorganized RathGibson.  The New Stockholders Agreement shall be binding on all

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parties receiving, and all holders of, New Common Stock and other securities of Reorganized RathGibson (including any options, warrants or securities convertible into, or exercisable or exchangeable for, shares of New Common Stock) regardless of whether such parties execute the New Stockholders Agreement.

7.9.

Authorization, Issuance and Delivery of New Common Stock.

On the Effective Date, Reorganized RathGibson is authorized to issue or cause to be issued the New Common Stock for distribution in accordance with the terms of this Plan and the Amended Certificate of Incorporation of Reorganized RathGibson, without the need for any further corporate or shareholder action.  Certificates of New Common Stock shall bear a legend restricting the sale, transfer, assignment or other disposal of such shares, which restrictions are more fully set forth in the Amended Certificate of Incorporation of Reorganized RathGibson.

The New Common Stock shall not be registered under the Securities Act of 1933, as amended, and shall not be listed for public trading on any securities exchange.  Distribution of New Common Stock shall be made by delivery of one or more certificates representing such shares as described herein or made by means of book-entry exchange through the facilities of the DTC in accordance with the customary practices of the DTC, as and to the extent practicable, as provided in Section 8.4(b) hereof.

In the period pending distribution of the New Common Stock to any holder entitled pursuant to this Plan to receive New Common Stock, such holder shall be bound by, have the benefit of, and be entitled to enforce the terms and conditions of the New Stockholders Agreement and shall be entitled to exercise any voting rights and receive any dividends or other distributions payable in respect of such holder’s New Common Stock (including receiving any proceeds of permitted transfers of such New Common Stock) and to exercise all other rights in respect of the New Common Stock (so that such holder shall be deemed for tax purposes to be the owner of the New Common Stock).

7.10.

Exit Credit Agreement.

On the Effective Date, without any requirement of further action by security holders or directors of the Debtors, either or both of the Reorganized Debtors shall be authorized to enter into the Exit Credit Agreement, as well as any notes, documents or agreements in connection therewith, including, without limitation, any documents required in connection with the creation or perfection of the liens on the Exit Facility collateral.

7.11.

Rights Offering.

(a)

Purpose.  The proceeds of the Rights Offering will be used to provide up to $60 million in funding to the Reorganized Debtors.

(b)

Generally.  In accordance with the Rights Offering Procedures, the Rights Offering will permit each holder of an Allowed Senior Notes Claim as of the Distribution Record Date to acquire its Pro Rata Share of the Rights Offering Stock pursuant to the terms set forth in this Plan and in the Rights Offering Procedures.  Collectively, the Rights shall consist of the right

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of each holder of Allowed Senior Notes Claims to acquire the Rights Offering Stock at a purchase price of $___ per share.  With respect to each holder of Allowed Senior Notes Claims, each Right shall represent the right to acquire one share of Rights Offering Stock for the Rights Exercise Price.

(c)

The Backstop Agreement.  Pursuant to the Backstop Agreement: (i) each of the Backstop Equity Investors shall be obligated, severally not jointly, and subject to the terms, conditions and limitations set forth in the Backstop Agreement, to purchase shares of Rights Offering Stock not otherwise subscribed for and purchased by other holders of Allowed Senior Notes Claims pursuant to the Rights Offering in an amount not to exceed the Backstop Equity Investor Amount of such Backstop Equity Investor; and (ii) in consideration for such obligation described above in clause (i), Reorganized RathGibson shall issue to the Backstop Equity Investors the Backstop Stock (without payment of any additional consideration therefore).

7.12.

Backstop Fees.

On the Effective Date, and in consideration for the value contributed to the Plan by the Backstop Equity Investors, the Debtors shall pay in Cash in full the Backstop Fees.

7.13.

Greenville Interests.

RathGibson shall retain its Interests in Greenville.

7.14.

Satisfaction of Prepetition Secured Lender Guaranty Claims.

The treatment of, and Plan Distribution to, to the extent not already paid in full prior to the Effective Date, holders of Class 3 Prepetition Secured Credit Agreement Claims shall be in full satisfaction, settlement, release and discharge of, and in exchange for the Greenville Prepetition Secured Lender Guaranty Claims.

7.15.

Additional Transactions Authorized Under this Plan.

On or prior to the Effective Date, the Debtors shall be authorized to take any such actions as may be necessary or appropriate to reinstate Claims or Interests or render Claims or Interests not impaired, as provided for under this Plan.

7.16.

Comprehensive Settlement of Claims and Controversies.

Pursuant to Bankruptcy Rule 9019 and in consideration for the distributions and other benefits provided under this Plan, the provisions of this Plan will constitute a good faith compromise and settlement of all Claims or controversies relating to the rights that a holder of a Claim or Interest may have with respect to any Allowed Claim or Allowed Interest or any distribution to be made pursuant to this Plan on account of any Allowed Claim or Allowed Interest.  The entry of the Confirmation Order will constitute the Bankruptcy Court’s approval, as of the Effective Date, of the compromise or settlement of all such claims or controversies and the Bankruptcy Court’s finding that all such compromises or settlements are:  (a) in the best

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interests (x) of the Debtors, the Reorganized Debtors, and their respective Estates and property, and (y) of the Claim and Interest Holders; and (b) fair, equitable and reasonable.

ARTICLE VIII.

DISTRIBUTIONS

8.1.

Distributions.

The Disbursing Agent shall make all Plan Distributions to the appropriate holders of Allowed Claims in accordance with the terms of this Plan.

8.2.

No Postpetition Interest on Claims.

Except with respect to Prepetition Secured Credit Agreement Claims, if any, and DIP Claims, unless otherwise specifically provided for in the Confirmation Order or other order of the Bankruptcy Court (including, without limitation, the Final DIP Order), or required by applicable bankruptcy or non-bankruptcy law, postpetition interest shall not accrue or be paid on any Claims, and no holder of a Claim shall be entitled to interest accruing on such Claim on or after the Petition Date.

8.3.

Date of Distributions.

Unless otherwise provided herein, any distributions and deliveries to be made hereunder shall be made on the Effective Date or as soon thereafter as is practicable, provided that the Reorganized Debtors may utilize periodic distribution dates to the extent appropriate.  In the event that any payment or act under this Plan is required to be made or performed on a date that is not a Business Day, then the making of such payment or the performance of such act may be completed on or as soon as reasonably practicable after the next succeeding Business Day, but shall be deemed to have been completed as of the required date.

8.4.

Distribution Record Date.

(a)

As of the close of business on the Distribution Record Date, the various lists of holders of Claims in each of the Classes, as maintained by the Debtors, or their agents, shall be deemed closed and there shall be no further changes in the record holders of any of the Claims except to the extent a Claim is timely filed by a governmental unit (as defined in Bankruptcy Code section 101(27)) after the Distribution Record Date.  Neither the Debtors nor the Disbursing Agent shall have any obligation to recognize any transfer of Claims occurring after the close of business on the Distribution Record Date.  Additionally, with respect to payment of any Cure Amounts or any Cure Disputes in connection with the assumption and/or assignment of the Debtors’ executory contracts and leases, the Debtors shall have no obligation to recognize or deal with any party other than the non-Debtor party to the underlying executory contract or lease, even if such non-Debtor party has sold, assigned or otherwise transferred its Claim for a Cure Amount.

(b)

Notwithstanding the foregoing or anything herein to the contrary, in

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connection with any distribution under this Plan to be effected through the facilities of DTC (whether by means of book-entry exchange, free delivery, or otherwise), the Debtors will be entitled to recognize and deal for all purposes under the Plan with such holders to the extent consistent with the customary practices of DTC used in connection with such distribution. With respect to the New Common Stock to be distributed to holders of Allowed Senior Notes Claims,  all of the shares of the New Common Stock shall be issued in the name of such holder or its nominee(s) in accordance with DTC’s book-entry exchange procedures.  Distributions to be made on account of Allowed Senior Notes Claims shall be made by the Disbursing Agent to the Senior Notes Indenture Trustee , who shall also act as the transfer agent with respect to the New Common Stock, for further distribution in accordance with the terms of the Senior Notes Indenture or in accordance with this Plan where such Senior Notes Indenture is silent.

8.5.

Disbursing Agent.

All distributions under this Plan shall be made by the Reorganized Debtors or the Disbursing Agent on and after the Effective Date as provided herein.  The Disbursing Agent shall not be required to give any bond or surety or other security for the performance of its duties unless otherwise ordered by the Bankruptcy Court and, in the event that the Disbursing Agent is so otherwise ordered, all costs and expenses of procuring any such bond or surety shall be borne by Reorganized Debtors.  Furthermore, any such entity required to give a bond shall notify the Bankruptcy Court and the U.S. Trustee in writing before terminating any such bond that is obtained.

8.6.

Delivery of Distribution.

The Disbursing Agent will issue, or cause to be issued, and authenticate, as applicable, the applicable Plan Consideration, and subject to Bankruptcy Rule 9010, make all distributions or payments to any holder of an Allowed Claim as and when required by this Plan at: (i) the address of such holder on the books and records of the Debtors or their agents; or (ii) at the address in any written notice of address change delivered to the Debtors or the applicable Disbursing Agent, including any addresses included on any filed proofs of Claim or transfers of Claim filed pursuant to Bankruptcy Rule 3001.  In the event that any distribution to any holder is returned as undeliverable, no distribution or payment to such holder shall be made unless and until the applicable Disbursing Agent has been notified of the then current address of such holder, at which time or as soon as reasonably practicable thereafter such distribution shall be made to such holder without interest, provided, however, such distributions or payments shall be deemed unclaimed property under section 347(b) of the Bankruptcy Code at the expiration of the later of one year from: (i) the Effective Date; and (ii) the date such holder’s Claim is first Allowed.

8.7.

Unclaimed Property.

One year from the later of: (i) the Effective Date, and (ii) the date a Claim is first Allowed, all unclaimed property or interests in property shall revert to the applicable Reorganized Debtor or the successor or assign of such Reorganized Debtor, and the Claim of any other holder to such property or interest in property shall be discharged and forever barred.  The Reorganized Debtors and the Disbursing Agent shall have no obligation to attempt to locate any

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holder of an Allowed Claim other than by reviewing the Debtors’ books and records, or proofs of Claim filed against the Debtors.

8.8.

Satisfaction of Claims.

Unless otherwise provided herein, any distributions and deliveries to be made on account of Allowed Claims hereunder shall be in complete settlement, satisfaction and discharge of such Allowed Claims.

8.9.

Manner of Payment Under Plan.

Except as specifically provided herein, at the option of the Debtors or Reorganized Debtors (as applicable), any Cash payment to be made hereunder may be made by a check or wire transfer or as otherwise required or provided in applicable agreements or customary practices of the Debtors.

8.10.

Fractional Shares.

No fractional shares of New Common Stock shall be distributed.  When any distribution would otherwise result in the issuance of a number of shares of New Common Stock that is not a whole number, the shares of the New Common Stock subject to such distribution will be rounded to the next higher or lower whole number as follows: (i) fractions equal to or greater than ½ will be rounded to the next higher whole number; and (ii) fractions less than ½ will be rounded to the next lower whole number.  The total number of shares of New Common Stock to be distributed on account of Allowed Claims will be adjusted as necessary to account for the rounding provided for in the Plan.  No consideration will be provided in lieu of fractional shares that are rounded down.  Neither the Reorganized Debtors nor the Disbursing Agent shall have any obligation to make a distribution that is less than one (1) share of New Common Stock or $10.00 in Cash.  Fractional shares of New Common Stock that are not distributed in accordance with this Section 8.10 shall be returned to Reorganized RathGibson.

8.11.

No Distribution in Excess of Amount of Allowed Claim.

Notwithstanding anything to the contrary herein, no holder of an Allowed Claim shall, on account of such Allowed Claim, receive a Plan Distribution (of a value set forth herein) in excess of the Allowed amount of such Claim plus postpetition interest on such Claim, to the extent interest is provided in Section 8.2 herein.

8.12.

Exemption from Securities Laws.

The issuance of the New Common Stock, including the DIP Lender Stock, the Backstop Stock and the Rights Offering Stock and the Rights, pursuant to this Plan shall be exempt from registration pursuant to section 1145 of the Bankruptcy Code to the maximum extent permitted thereunder, and subject to the transfer restrictions contained in the Certificate of Incorporation of Reorganized RathGibson, New Common Stock may be resold by the holders thereof without restriction, except to the extent that any such holder is deemed to be an “underwriter” as defined in section 1145(b)(1) of the Bankruptcy Code.  The availability of the

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exemption under section 1145 of the Bankruptcy Code or any other applicable U.S. federal securities laws shall not be a condition to occurrence of the Effective Date of the Plan.

8.13.

Setoffs and Recoupments.

Each Reorganized Debtor, or such entity’s designee as instructed by such Reorganized Debtor, may, pursuant to section 553 of the Bankruptcy Code or applicable non-bankruptcy law, set off and/or recoup against any Allowed Claim (other than a Prepetition Secured Credit Agreement Claim or a Senior Notes Claim), and the distributions to be made pursuant to this Plan on account of such Allowed Claim, any and all claims, rights and Causes of Action that a Reorganized Debtor or its successors may hold against the holder of such Allowed Claim after the Effective Date; provided, however, that neither the failure to effect a setoff or recoupment nor the allowance of any Claim hereunder will constitute a waiver or release by a Reorganized Debtor or its successor of any and all claims, rights and Causes of Action that a Reorganized Debtor or its successor may possess against such holder.

8.14.

Rights and Powers of Disbursing Agent.

(a)

Powers of Disbursing Agent.  The Disbursing Agent shall be empowered to: (i) effect all actions and execute all agreements, instruments, and other documents necessary to perform its duties under this Plan; (ii) make all applicable distributions or payments contemplated hereby; (iii) employ professionals to represent it with respect to its responsibilities, and (iv) exercise such other powers as may be vested in the Disbursing Agent by order of the Bankruptcy Court (including any order issued after the Effective Date), pursuant to this Plan, or as deemed by the Disbursing Agent to be necessary and proper to implement the provisions hereof.

(b)

Expenses Incurred on or After the Effective Date.  Except as otherwise ordered by the Bankruptcy Court, and subject to the written agreement of the Reorganized Debtors, the amount of any reasonable fees and expenses incurred by the Disbursing Agent on or after the Effective Date (including, without limitation, taxes) and any reasonable compensation and expense reimbursement Claims (including, without limitation, reasonable attorney and other professional fees and expenses) made by the Disbursing Agent shall be paid in Cash by the Reorganized Debtors.

8.15.

Withholding and Reporting Requirements.

In connection with this Plan and all distributions thereunder, the Reorganized Debtors shall comply with all withholding and reporting requirements imposed by any federal, state, local or foreign taxing authority, and all Plan Distributions hereunder shall be subject to any such withholding and reporting requirements.  The Reorganized Debtors shall be authorized to take any and all actions that may be necessary or appropriate to comply with such withholding and reporting requirements, including, without limitation, liquidating a portion of any Plan Distribution to generate sufficient funds to pay applicable withholding taxes or establishing any other mechanisms the Debtors, Reorganized Debtors or the Disbursing Agent believe are reasonable and appropriate, including requiring a holder of a Claim to submit appropriate tax and withholding certifications.  Notwithstanding any other provision of this Plan: (i) each holder of

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an Allowed Claim that is to receive a distribution under this Plan shall have sole and exclusive responsibility for the satisfaction and payment of any tax obligations imposed by any governmental unit, including income, withholding and other tax obligations on account of such distribution; and (ii) no Plan Distributions shall be required to be made to or on behalf of such holder pursuant to this Plan unless and until such holder has made arrangements satisfactory to the Reorganized Debtors for the payment and satisfaction of such tax obligations or has, to the Reorganized Debtors’ satisfaction, established an exemption therefrom.

8.16.

Cooperation with Disbursing Agent.

The Reorganized Debtors shall use all commercially reasonable efforts to provide the Disbursing Agent with the amount of Claims and the identity and addresses of holders of Claims, in each case, as set forth in the Debtors’ and/or Reorganized Debtors’ books and records.  The Reorganized Debtors will cooperate in good faith with the Disbursing Agent to comply with the reporting and withholding requirements outlined in Section 8.15 hereof.

8.17.

Hart-Scott Rodino Antitrust Improvements Act.

Any New Common Stock to be distributed under the Plan to an entity required to file a Premerger Notification and Report Form under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, shall not be distributed until the notification and waiting periods applicable under such Act to such entity shall have expired or been terminated.  In the event any applicable notification and waiting periods do not expire without objection, the Reorganized Debtors or their agent shall, in their sole discretion, be entitled to sell such entity’s shares of New Common Stock that were to be distributed under the Plan to such entity, and thereafter shall distribute the proceeds of the sale to such entity.

ARTICLE IX.

PROCEDURES FOR RESOLVING CLAIMS

9.1.

Objections to Claims.

Other than with respect to Fee Claims, only the Reorganized Debtors shall be entitled to object to Claims after the Effective Date.  Any objections to those Claims (other than Administrative Expense Claims), shall be served and filed on or before the later of:  (i) one-hundred twenty (120) days after the Effective Date; and (ii) such other date as may be fixed by the Bankruptcy Court, whether fixed before or after the date specified in clause (i) hereof.  Any Claims filed after the Bar Date or Administrative Bar Date, as applicable, shall be deemed disallowed and expunged in their entirety without further order of the Bankruptcy Court or any action being required on the part of the Debtors or the Reorganized Debtors, unless the Person or entity wishing to file such untimely Claim has received prior Bankruptcy Court authority to do so.  Notwithstanding any authority to the contrary, an objection to a Claim shall be deemed properly served on the claimant if the objecting party effects service in any of the following manners: (i) in accordance with Federal Rule of Civil Procedure 4, as modified and made applicable by Bankruptcy Rule 7004; (ii) by first class mail, postage prepaid, on the signatory on the proof of claim as well as all other representatives identified in the proof of claim or any

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attachment thereto; or (iii) by first class mail, postage prepaid, on any counsel that has appeared on the claimant’s behalf in the Reorganization Cases (so long as such appearance has not been subsequently withdrawn).  From and after the Effective Date, the Reorganized Debtors may settle or compromise any Disputed Claim without approval of the Bankruptcy Court.

9.2.

Amendment to Claims.

From and after the Effective Date, no Claim may be filed to increase or assert additional claims not reflected in an already filed Claim (or Claim scheduled, unless superseded by a filed Claim, on the applicable Debtor’s Schedules of Assets and Liabilities filed in the Reorganization Cases) asserted by such claimant and any such Claim shall be deemed disallowed and expunged in its entirety without further order of the Bankruptcy Court or any action being required on the part of the Debtors or the Reorganized Debtors unless the claimant has obtained prior Bankruptcy Court approval to file such amended or increased Claim.

9.3.

Disputed Claims.

(a)

No Distributions or Payments Pending Allowance.  Except as provided in this Section 9.3, Disputed Claims shall not be entitled to any Plan Distributions unless and until such Claims become Allowed Claims.

(b)

Plan Distributions to Holders of Subsequently Allowed Claims.  On each Distribution Date (or such earlier date as determined by the Reorganized Debtors or the Disbursing Agent in their sole discretion but subject to this Section 9.3), the Disbursing Agent will make distributions or payments: (i) on account of any Disputed Claim that has become an Allowed Claim since the occurrence of the previous Distribution Date; and (ii) on account of previously Allowed Claims of property that would have been distributed or paid to the holders of such Claims on the dates distributions previously were made to holders of Allowed Claims in such Class had the Disputed Claims that have become Allowed Claims been Allowed on such dates.  The Disbursing Agent shall distribute in respect of such newly Allowed Claims the Plan Consideration as to which holders of such Claims would have been entitled under this Plan if such newly Allowed Claims were fully or partially Allowed, as the case may be, on the Effective Date, less direct and actual expenses, fees, or other direct costs of maintaining Plan Consideration on account of such Disputed Claims.

(c)

Distribution of Reserved Plan Consideration Upon Disallowance.  To the extent any Disputed Claim has become Disallowed in full or in part (in accordance with the procedures set forth in the Plan), any Plan Consideration held by the Reorganized Debtors on account of, or to pay, such Disputed Claim shall become the sole and exclusive property of the applicable Reorganized Debtor or such Reorganized Debtors’ successors or assigns.

9.4.

Estimation of Claims.

The Debtors and Reorganized Debtors may request that the Bankruptcy Court estimate any Claim pursuant to section 502(c) of the Bankruptcy Code for purposes of determining the Allowed amount of such Claim regardless of whether any Person has previously objected to such Claim or whether the Bankruptcy Court has ruled on any such objection, and the

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Bankruptcy Court shall retain jurisdiction to estimate any Claim for purposes of determining the allowed amount of such Claim at any time.  In the event that the Bankruptcy Court estimates any contingent or unliquidated Claim for allowance purposes, that estimated amount will constitute either the Allowed amount of such Claim or a maximum limitation on such Claim, as determined by the Bankruptcy Court.  If the estimated amount constitutes a maximum limitation on such Claim, the objecting party may elect to pursue any supplemental proceedings to object to any ultimate payment on such Claim.  All of the objection, estimation, settlement, and resolution procedures set forth in the Plan are cumulative and not necessarily exclusive of one another.  Claims may be estimated and subsequently compromised, settled, resolved or withdrawn by any mechanism approved by the Bankruptcy Court.

9.5.

Expenses Incurred On or After the Effective Date.

Except as otherwise ordered by the Bankruptcy Court, and subject to the written agreement of the Reorganized Debtors, the amount of any reasonable fees and expenses incurred by any Professional Person or the Claims Agent on or after the Effective Date in connection with implementation of this Plan, including without limitation, reconciliation of, objection to, and settlement of Claims, shall be paid in Cash by the Reorganized Debtors.

ARTICLE X.

EXECUTORY CONTRACTS AND UNEXPIRED LEASES

10.1.

General Treatment.

As of and subject to the occurrence of the Effective Date and the payment of the applicable Cure Amount, all executory contracts and unexpired leases to which either Debtor is a party shall be deemed assumed, except for any executory contracts or unexpired leases that (i) previously have been assumed or rejected pursuant to a Final Order of the Bankruptcy Court, (ii) are designated specifically or by category as a contract or lease to be rejected on the Schedule of Rejected Contracts and Leases, if any (which Schedule of Rejected Contracts and Leases shall be contained in the Plan Supplement) or (iii) are the subject of a separate motion to assume or reject under section 365 of the Bankruptcy Code pending on the Effective Date.  As of and subject to the occurrence of the Effective Date, all executory contracts and unexpired leases identified on the Schedule of Rejected Contracts and Leases shall be deemed rejected.  Subject to the occurrence of the Effective Date, entry of the Confirmation Order by the Bankruptcy Court shall constitute approval of such assumptions and rejections pursuant to sections 365(a) and 1123 of the Bankruptcy Code.  Each executory contract and unexpired lease assumed pursuant to this Section 10.1 shall revest in and be fully enforceable by the applicable Reorganized Debtor in accordance with its terms, except as modified by the provisions of the Plan, or any order of the Bankruptcy Court authorizing and providing for its assumption, or applicable federal law.

10.2.

Claims Based on Rejection of Executory Contracts or Unexpired Leases.

All Claims arising from the rejection of executory contracts or unexpired leases, if any, will be treated as General Unsecured Claims.  Upon receipt of their applicable Plan Distribution pursuant to Article V of the Plan, all such Claims shall be discharged on the

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Effective Date, and shall not be enforceable against the Debtors, the Reorganized Debtors or their respective properties or interests in property.

10.3.

Cure of Defaults for Assumed Executory Contracts and Unexpired Leases.

(a)

Except to the extent that less favorable treatment has been agreed to by the non-Debtor party or parties to each such executory contract or unexpired lease, any monetary defaults arising under each executory contract and unexpired lease to be assumed pursuant to the Plan shall be satisfied, pursuant to section 365(b)(1) of the Bankruptcy Code, by payment of the appropriate amount (the “Cure Amount”) in Cash on the later of thirty (30) days after: (i) the Effective Date; or (ii) the date on which the Cure Amount has been resolved (either consensually or through judicial decision).

(b)

No later than five (5) days prior to the commencement of the Confirmation Hearing, the Debtors shall file a schedule (the “Cure Schedule”) setting forth the Cure Amount, if any, for each executory contract or unexpired lease to be assumed pursuant to Section 10.1 of the Plan.  Any party that fails to object to the applicable Cure Amount listed on the Cure Schedule within twenty (20) days of the filing thereof, shall be forever barred, estopped and enjoined from disputing the Cure Amount set forth on the Cure Schedule (including a Cure Amount of $0.00) and/or from asserting any Claim against the applicable Debtor arising under section 365(b)(1) of the Bankruptcy Code except as set forth on the Cure Schedule.

(c)

In the event of a dispute (each, a “Cure Dispute”) regarding:  (i) the Cure Amount; (ii) the ability of the applicable Reorganized Debtor to provide “adequate assurance of future performance” (within the meaning of section 365 of the Bankruptcy Code) under the contract or lease to be assumed; or (iii) any other matter pertaining to the proposed assumption, the cure payments required by section 365(b)(1) of the Bankruptcy Code shall be made following the entry of a Final Order resolving such Cure Dispute and approving the assumption.  To the extent a Cure Dispute relates solely to the Cure Amount, the applicable Debtor may assume and/or assume and assign the applicable contract or lease prior to the resolution of the Cure Dispute provided that such Debtor reserves Cash in an amount sufficient to pay the full amount asserted as cure payment by the non-Debtor party to such contract or lease (or such smaller amount as may be fixed or estimated by the Bankruptcy Court).  To the extent the Cure Dispute is resolved or determined unfavorably to the applicable Debtor or Reorganized Debtor, as applicable, such Debtor or Reorganized Debtor, as applicable, may, with the consent of the Ad Hoc Committee (if the determination is made before the Effective Date), reject the applicable executory contract of unexpired lease after such determination.

10.4.

Indemnification of Certain Directors, Officers and Employees.

For purposes of the Plan, all Current Indemnification Claims shall: (i) survive confirmation of the Plan and the Effective Date, (ii) become obligations of the Reorganized Debtors, and such obligations shall continue in full force and effect (and not be modified, amended or terminated in any manner adverse to any Indemnitee without the written consent of the affected Indemnitee) for a period of not less than six years following the Effective Date, and (iii) not be discharged in accordance with section 1141 of the Bankruptcy Code, irrespective of whether indemnification or reimbursement is owed in connection with an event occurring before,

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on, or after the Petition Date.  Notwithstanding anything to the contrary herein, the Indemnification Agreements shall not be subject to the requirements of Section 10.3 above, and failure to include the Indemnification Agreements on any schedule of executory contracts to be assumed by the Reorganized Debtors shall not affect the rights of Indemnitees provided by this Section 10.4; provided, this Section 10.4 shall be operative only to the extent that any such obligations do not impair the Indemnitees’ ability to recover under the Excess Insurance Policy.

10.5.

Compensation and Benefit Programs.

Except as otherwise expressly provided hereunder, all employment and severance policies, and all compensation and benefit plans, policies, and programs of the Debtor applicable to its employees, retirees and non-employee directors including, without limitation, all savings plans, retirement plans, healthcare plans, disability plans, severance benefit plans, incentive plans, and life, accidental death and dismemberment insurance plans are treated as executory contracts under the Plan and on the Effective Date will be assumed pursuant to the provisions of sections 365 and 1123 of the Bankruptcy Code.  Either of the Reorganized Debtors may, prior to the Effective Date, enter into employment agreements with employees that become effective on or prior to the Effective Date and survive consummation of this Plan, which employment agreements shall be in form and substance acceptable to the Debtors and the Ad Hoc Committee.  Any such agreements will be annexed to the Plan Supplement or otherwise filed with the Bankruptcy Court.

10.6.

Post-Petition Contracts and Leases.

All contracts, agreements and leases that were entered into by the Debtors or assumed by the Debtors after the Petition Date shall be deemed assigned by the Debtors to the Reorganized Debtors on the Effective Date.

ARTICLE XI.

CONDITIONS PRECEDENT TO
CONSUMMATION OF THE PLAN

11.1.

Conditions Precedent to Confirmation.

Confirmation of this Plan is subject to entry of the Confirmation Order by the Bankruptcy Court in form and substance acceptable to the Debtors and the Ad Hoc Committee, and there shall not be a stay or injunction (or similar prohibition) in effect with respect thereto.

11.2.

Conditions Precedent to the Effective Date.

The occurrence of the Effective Date is subject to:

(a)

the Confirmation Order shall have become a Final Order;

(b)

the Plan Documents, each in form and substance acceptable to the Debtors and the Ad Hoc Committee, being executed and delivered, and any conditions (other than the

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occurrence of the Effective Date or certification by a Debtor that the Effective Date has occurred) contained therein having been satisfied or waived in accordance therewith;

(c)

all material governmental, regulatory and third party approvals, authorizations, certifications, rulings, no-action letters, opinions, waivers and/or consents in connection with the Plan, if any, having been obtained (unless failure to do so will not have a material adverse effect on the Reorganized Debtors) and remaining in full force and effect, and there existing no claim, action, suit, investigation, litigation or proceeding, pending or threatened in any court or before any arbitrator or governmental instrumentality, which would prohibit the consummation of the Plan;

(d)

(i) the Exit Credit Agreement and all related documents provided for therein or contemplated thereby shall have been duly and validly executed and delivered by all parties thereto and consummated, and being in full force and effect (with all conditions precedent to such agreement having occurred or otherwise been satisfied or waived) and (iii) the extension of credit under the Exit Facility being available upon (and subject to) the Effective Date;

(e)

the Amended Certificates of Incorporation shall have been filed with the applicable authorities of the relevant jurisdictions of incorporation and shall have become effective in accordance with such jurisdictions’ corporation laws;

(f)

pursuant to section 1129(a)(4) of the Bankruptcy Code, the Debtors shall have paid in full in Cash all undisputed Ad Hoc Committee Fee Claims and all undisputed Senior Notes Indenture Trustee Claims;

(g)

all DIP Claims shall have been paid in full in Cash or the Debtors shall have provided reasonably satisfactory evidence that such Claims shall be paid from the proceeds of the Exit Facility or otherwise;

(h)

the DIP Lender Stock shall have been issued to the DIP Lenders;

(i)

the Rights Offering shall have been consummated;

(j)

the Backstop Stock shall have been issued to the Backstop Equity Investors;

(k)

the Backstop Fees shall have been paid in full in Cash;

(l)

the total amount of Allowed General Unsecured Claims against the Debtors does not exceed $16.5 million; and

(m)

the Plan Support Agreement shall remain in full force and effect and shall not have been terminated.

11.3.

Waiver of Conditions Precedent and Bankruptcy Rule 3020(e) Automatic Stay.

(a)

The Debtors, with the consent of the Ad Hoc Committee, shall have the right to waive any condition precedent set forth in Section 11.2 of this Plan at any time without

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leave of or notice to the Bankruptcy Court and without formal action other than proceeding with confirmation of the Plan.  Further, the stay of the Confirmation Order, pursuant to Bankruptcy Rule 3020(e), shall be deemed waived by the Confirmation Order.

(b)

If any condition precedent to the Effective Date is waived pursuant to this Section 11.3 and the Effective Date occurs, the waiver of such condition shall benefit from the “mootness doctrine,” and the act of consummation of this Plan shall foreclose any ability to challenge this Plan in any court.

11.4.

Effect of Failure of Conditions.

If all of the conditions to effectiveness and the occurrence of the Effective Date have not been satisfied or duly waived (as provided in Section 11.3 above) on or before the first Business Day that is more than 60 days after the Confirmation Date, or by such later date as set forth by the Debtors in a notice filed with the Bankruptcy Court prior to the expiration of such period, then the Debtors may file a motion to vacate the Confirmation Order before all of the conditions have been satisfied or duly waived.  It is further provided that notwithstanding the filing of such a motion, the Confirmation Order shall not be vacated if all of the conditions to consummation set forth in Section 11.2 hereof are either satisfied or duly waived before the Bankruptcy Court enters an order granting the relief requested in such motion.  If the Confirmation Order is vacated pursuant to this Section 11.4, this Plan shall be null and void in all respects, the Confirmation Order shall be of no further force or effect, no distributions under this Plan shall be made, the Debtors and all holders of Claims and Interests in the Debtors shall be restored to the status quo ante as of the day immediately preceding the Confirmation Date as though the Confirmation Date had never occurred, and upon such occurrence, nothing contained in this Plan shall:  (a) constitute a waiver or release of any Claims against or Interests in the Debtors; (b) prejudice in any manner the rights of the holder of any Claim against or Interest in the Debtors; or (c) constitute an admission, acknowledgment, offer or undertaking by any Debtor or any other entity with respect to any matter set forth in the Plan.

ARTICLE XII.

EFFECT OF CONFIRMATION

12.1.

Binding Effect.

Except as otherwise provided in section 1141(d)(3) of the Bankruptcy Code and subject to the occurrence of the Effective Date, on and after the Confirmation Date, the provisions of this Plan shall bind any holder of a Claim against, or Interest in, the Debtors and inure to the benefit of and be binding on such holder’s respective successors and assigns, whether or not the Claim or Interest of such holder is impaired under this Plan and whether or not such holder has accepted this Plan.

12.2.

Vesting of Assets.

On the Effective Date, pursuant to sections 1141(b) and (c) of the Bankruptcy Code, and except as otherwise provided in this Plan, the property of each Estate shall vest in the

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applicable Reorganized Debtor, free and clear of all Claims, Liens, encumbrances, charges, and other Interests, except as provided herein or in the Confirmation Order.  The Reorganized Debtors may operate their businesses and may use, acquire, and dispose of property free of any restrictions of the Bankruptcy Code or the Bankruptcy Rules and in all respects as if there were no pending case under any chapter or provision of the Bankruptcy Code, except as provided herein.

12.3.

Discharge of Claims Against and Interests in the Debtors.

Upon the Effective Date and in consideration of the distributions to be made hereunder, except as otherwise provided herein or in the Confirmation Order, each Person that is a holder (as well as any trustees and agents on behalf of such Person) of a Claim or Interest and any affiliate of such holder shall be deemed to have forever waived, released, and discharged the Debtors, to the fullest extent permitted by section 1141 of the Bankruptcy Code, of and from any and all Claims, Interests, rights, and liabilities that arose prior to the Effective Date.  Except as otherwise provided herein, upon the Effective Date, all such holders of Claims and Interests and their affiliates shall be forever precluded and enjoined, pursuant to sections 105, 524, 1141 of the Bankruptcy Code, from prosecuting or asserting any such discharged Claim against or terminated Interest in any Debtor or any Reorganized Debtor.

12.4.

Term of Pre-Confirmation Injunctions or Stays.

Unless otherwise provided herein, all injunctions or stays arising prior to the Confirmation Date in accordance with sections 105 or 362 of the Bankruptcy Code, or otherwise, and in existence on the Confirmation Date, shall remain in full force and effect until the Effective Date.

12.5.

Injunction Against Interference With Plan.

Upon the entry of the Confirmation Order, all holders of Claims and Interests and other parties in interest, along with their respective present or former affiliates, employees, agents, officers, directors, or principals, shall be enjoined from taking any actions to interfere with the implementation or consummation of this Plan.

12.6.

Injunction.

(a)

Except as otherwise provided in this Plan or the Confirmation Order, as of the Confirmation Date, but subject to the occurrence of the Effective Date, all Persons who have held, hold or may hold Claims against or Interests in the Debtors or the Estates are, with respect to any such Claims or Interests, permanently enjoined after the Confirmation Date from:  (i) commencing, conducting or continuing in any manner, directly or indirectly, any suit, action or other proceeding of any kind (including, without limitation, any proceeding in a judicial, arbitral, administrative or other forum) against or affecting the Debtors, the Reorganized Debtors, the Estates or any of their property, or any direct or indirect transferee of any property of, or direct or indirect successor in interest to, any of the foregoing Persons or any property of any such transferee or successor; (ii) enforcing, levying, attaching (including, without limitation, any pre-judgment attachment), collecting or otherwise recovering by any manner or means,

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whether directly or indirectly, any judgment, award, decree or order against the Debtors, the Reorganized Debtors, or the Estates or any of their property, or any direct or indirect transferee of any property of, or direct or indirect successor in interest to, any of the foregoing Persons, or any property of any such transferee or successor; (iii) creating, perfecting or otherwise enforcing in any manner, directly or indirectly, any encumbrance of any kind against the Debtors, the Reorganized Debtors, or the Estates or any of their property, or any direct or indirect transferee of any property of, or successor in interest to, any of the foregoing Persons (iv) acting or proceeding in any manner, in any place whatsoever, that does not conform to or comply with the provisions of this Plan to the full extent permitted by applicable law; and
(v) commencing or continuing, in any manner or in any place, any action that does not comply with or is inconsistent with the provisions of this Plan; provided, however, that nothing contained herein shall preclude such Persons from exercising their rights, or obtaining benefits, pursuant to and consistent with the terms of this Plan.

(b)

By accepting distributions pursuant to this Plan, each holder of an Allowed Claim or Interest will be deemed to have specifically consented to the Injunctions set forth in this Section.

12.7.

Releases.

(a)

Releases by the Debtor.  For good and valuable consideration, the adequacy of which is hereby confirmed, and except as otherwise provided in this Plan or the Confirmation Order, as of the Effective Date, the Debtors and Reorganized Debtors, in their individual capacities and as debtor in possession, shall be deemed to forever release, waive and discharge all claims, obligations, suits, judgments, damages, demands, debts, rights, Causes of Action and liabilities (other than the rights of the Debtors or Reorganized Debtors to enforce this Plan and the contracts, instruments, releases, indentures and other agreements or documents delivered thereunder) against the Released Parties, whether liquidated or unliquidated, fixed or contingent, matured or unmatured, known or unknown, foreseen or unforeseen, then existing or thereafter arising, in law, equity or otherwise that are based in whole or in part on any act, omission, transaction, event or other occurrence taking place on or prior to the Effective Date in any way relating to the Debtors, Reorganized Debtors, the parties released pursuant to this Section 12.7, the Reorganization Cases, this Plan or the Disclosure Statement, and that could have been asserted by or on behalf of the Debtors or their Estates or Reorganized Debtors, whether directly, indirectly, derivatively or in any representative or any other capacity; provided, however, that the foregoing is not intended to release any claims, obligations, suits, judgments, damages, demands, debts, rights, Causes of Action and liabilities of the Debtors and the Reorganized Debtors with respect to money borrowed from or owed to the Debtors by the current and former directors, officers and employees of the Debtors, as set forth in the Debtors’ books and records.

(b)

Releases by Holders of Claims and Interests.  Except as otherwise provided in this Plan or the Confirmation Order, on the Effective Date: (i) each Consenting Holder and each holder of a Claim or Interest that voted to accept the Plan; and (ii) to the fullest extent permissible under applicable law, as such law may be extended or interpreted subsequent to the Effective Date, all holders of Claims and Interests, in consideration for the obligations of

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the Debtors and Reorganized Debtors under this Plan, the New Common Stock, the Rights and other contracts, instruments, releases, agreements or documents executed and delivered in connection with this Plan, and each entity (other than the Debtors) that has held, holds or may hold a Claim or Interest, as applicable, will be deemed to have consented to this Plan for all purposes and the restructuring embodied herein and deemed to forever release, waive and discharge all claims, demands, debts, rights, Causes of Action or liabilities (other than the right to enforce the obligations of any party under this Plan and the contracts, instruments, releases, agreements and documents delivered under or in connection with this Plan) against the Released Parties, whether liquidated or unliquidated, fixed or contingent, matured or unmatured, known or unknown, foreseen or unforeseen, then existing or thereafter arising, in law, equity or otherwise that are based in whole or in part on any act or omission, transaction, event or other occurrence taking place on or prior to the Effective Date in any way relating to the Debtors, the Reorganization Cases, this Plan or the Disclosure Statement.

(c)

Notwithstanding anything to the contrary contained herein: (i)  except to the extent permissible under applicable law, as such law may be extended or interpreted subsequent to the Effective Date, the releases provided for in this Section 12.7 of the Plan shall not release any non-Debtor entity from any liability arising under (x) the Internal Revenue Code or any state, city or municipal tax code, or (y) any criminal laws of the United States or any state, city or municipality; and (ii) the releases set forth in this Section 12.7 shall not release any (x) Debtor’s claims, right, or Causes of Action for money borrowed from or owed to a Debtor or its Subsidiary by any of its directors, officers or former employees, as set forth in such Debtors’ or Subsidiary’s books and records, (y) any claims against any Person to the extent such Person asserts a crossclaim, counterclaim and/or claim for setoff which seeks affirmative relief against a Debtor or any of its officers, directors, or representatives, except with respect to indemnification and reimbursement obligations set forth in Section 10.4 hereof and (z) Person’s fraud, gross negligence or willful misconduct, each as determined by a Final Order of the Bankruptcy Court, for matters with respect to the Debtors and their Subsidiaries and/or affiliates.

12.8.

Exculpation and Limitation of Liability.

None of the Released Parties shall have or incur any liability to any holder of any Claim or Interest or any other party in interest, or any of their respective agents, employees, representatives, financial advisors, attorneys, or agents acting in such capacity, or affiliates, or any of their successors or assigns, for any act or omission in connection with, or arising out of the Debtors’ restructuring, including without limitation, the negotiation, implementation and execution of this Plan, the Plan Support Agreement, the Reorganization Cases, the Disclosure Statement, the solicitation of votes for and the pursuit of confirmation of this Plan, the consummation of this Plan, or the administration of this Plan or the property to be distributed under this Plan, including, without limitation, all documents ancillary thereto, all decisions, actions, inactions and alleged negligence or misconduct relating thereto and all prepetition activities leading to the promulgation and confirmation of this Plan except, gross negligence, or  willful misconduct, each as determined by a Final Order of the Bankruptcy Court.

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12.9.

Injunction Related to Releases and Exculpation.

The Confirmation Order shall permanently enjoin the commencement or prosecution by any Person or entity, whether directly, derivatively or otherwise, of any claims, obligations, suits, judgments, damages, demands, debts, rights, Causes of Action or liabilities released pursuant to this Plan, including but not limited to the claims, obligations, suits, judgments, damages, demands, debts, rights, Causes of Action or liabilities released in Sections 12.7 and 12.8 of this Plan; provided, any governmental unit (as defined in section 101(27) of the Bankruptcy Code) may file a claim in accordance with the procedures set forth in the order of the Bankruptcy Court establishing the Bar Date.

12.10.

Termination of Subordination Rights and Settlement of Related Claims.

(a)

Except as provided herein, the classification and manner of satisfying all Claims and Interests and the respective distributions and treatments under the Plan take into account or conform to the relative priority and rights of the Claims and Interests in each Class in connection with any contractual, legal and equitable subordination rights relating thereto whether arising under general principles of equitable subordination, section 510(b) of the Bankruptcy Code or otherwise, and any and all such rights are settled, compromised and released pursuant to the Plan.  The Confirmation Order shall permanently enjoin, effective as of the Effective Date, all Persons and entities from enforcing or attempting to enforce any such contractual, legal and equitable rights satisfied, compromised and settled pursuant to this Article XII.

(b)

Pursuant to Bankruptcy Rule 9019 and in consideration of the distributions and other benefits provided under this Plan, the provisions of this Plan will constitute a good faith compromise and settlement of all claims or controversies relating to the subordination rights that a holder of a Claim of Interest may have or any distribution to be made pursuant to this Plan on account of such Claim or Interest.  Entry of the Confirmation Order will constitute the Bankruptcy Court’s approval, as of the Effective Date, of the compromise or settlement of all such claims or controversies and the Bankruptcy Court’s finding that such compromise or settlement is in the best interests of the Debtor, the Reorganized Debtors, their respective properties, and holders of Claims and Interests, and is fair, equitable and reasonable.

12.11.

Retention of Causes of Action/Reservation of Rights.

Subject to Sections 12.7 and 14.16 herein, nothing contained in this Plan or the Confirmation Order shall be deemed to be a waiver or relinquishment of any rights, claims or Causes of Action, rights of setoff, or other legal or equitable defenses that the Debtors had immediately prior to the Effective Date on behalf of the Estates or of themselves in accordance with any provision of the Bankruptcy Code or any applicable non-bankruptcy law. The Reorganized Debtors shall have, retain, reserve, and be entitled to assert all such claims, Causes of Action, rights of setoff, or other legal or equitable defenses as fully as if the Reorganization Cases had not been commenced, and all of the Debtors’ legal and/or equitable rights respecting any Claim left unimpaired, as set forth in Section 4.2 herein, may be asserted after the Confirmation Date to the same extent as if the Reorganization Cases had not been commenced.

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ARTICLE XIII.

RETENTION OF JURISDICTION

Pursuant to sections 105(c) and 1142 of the Bankruptcy Code and notwithstanding entry of the Confirmation Order and the occurrence of the Effective Date, on and after the Effective Date, the Bankruptcy Court shall retain exclusive jurisdiction, pursuant to 28 U.S.C. §§ 1334 and 157, over all matters arising in, arising under, or related to the Reorganization Cases for, among other things, the following purposes:

(a)

To hear and determine applications for the assumption or rejection of executory contracts or unexpired leases and the Cure Disputes resulting therefrom;

(b)

To determine any motion, adversary proceeding, application, contested matter, and other litigated matter pending on or commenced after the Confirmation Date;

(c)

To ensure that distributions to holders of Allowed Claims or Allowed Interests are accomplished as provided herein;

(d)

To consider Claims or the allowance, classification, priority, compromise, estimation, or payment of any Claim, including any Administrative Expense Claim;

(e)

To enter, implement, or enforce such orders as may be appropriate in the event the Confirmation Order is for any reason stayed, reversed, revoked, modified, or vacated;

(f)

To issue and enforce injunctions, enter and implement other orders, and take such other actions as may be necessary or appropriate to restrain interference by any Person with the consummation, implementation, or enforcement of this Plan, the Confirmation Order, or any other order of the Bankruptcy Court;

(g)

To hear and determine any application to modify this Plan in accordance with section 1127 of the Bankruptcy Code, to remedy any defect or omission or reconcile any inconsistency in this Plan, the Disclosure Statement, or any order of the Bankruptcy Court, including the Confirmation Order, in such a manner as may be necessary to carry out the purposes and effects thereof;

(h)

To hear and determine all Fee Claims;

(i)

To resolve disputes concerning any reserves with respect to Disputed Claims or the administration thereof;

(j)

To hear and determine disputes arising in connection with the interpretation, implementation, or enforcement of this Plan, the Confirmation Order, any transactions or payments contemplated hereby, or any agreement, instrument, or other document governing or relating to any of the foregoing, including the Plan Support Agreement;

(k)

To take any action and issue such orders, including any such action or

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orders as may be necessary after occurrence of the Effective Date and/or consummation of the Plan, as may be necessary to construe, enforce, implement, execute, and consummate this Plan, including any release or injunction provisions set forth herein, or to maintain the integrity of this Plan following consummation;

(l)

To determine such other matters and for such other purposes as may be provided in the Confirmation Order;

(m)

To hear and determine matters concerning state, local, and federal taxes in accordance with sections 346, 505, and 1146 of the Bankruptcy Code;

(n)

To hear and determine any other matters related hereto and not inconsistent with the Bankruptcy Code and title 28 of the United States Code;

(o)

To resolve any disputes concerning whether a Person or entity had sufficient notice of the Reorganization Cases, the Disclosure Statement Hearing, the Confirmation Hearing, any applicable Bar Date, or the deadline for responding or objecting to a Cure Amount, for the purpose of determining whether a Claim or Interest is discharged hereunder, or for any other purpose;

(p)

To recover all Assets of the Debtors and property of the Estates, wherever located;

(q)

To enter a final decree closing each of the Reorganization Cases; and

(r)

To resolve any disputes arising under the Backstop Agreement.

ARTICLE XIV.

MISCELLANEOUS PROVISIONS

14.1.

Surrender of Instruments.

As a condition to participation under this Plan, the holder of a note, debenture or other evidence of indebtedness of the Debtors that desires to receive the property to be distributed on account of an Allowed Claim based on such note, debenture or other evidence of indebtedness shall surrender such note, debenture or other evidence of indebtedness to the Debtors, or their designee (unless such Holder’s Claim will be Reinstated by this Plan, in which case such surrender shall not be required), and shall execute and deliver such other documents as are necessary to effectuate this Plan; provided, however, that if a claimant is a Holder of an equity security, note, debenture or other evidence of indebtedness for which no physical certificate was issued to the holder but which instead is held in book-entry form pursuant to a global security held by DTC or other securities depositary or custodian thereof, then the Debtors or the indenture trustee for such equity security, note, debenture or other evidence of indebtedness may waive the requirement of surrender.  Except as otherwise provided in this section, if no surrender of a security, note, debenture or other evidence of indebtedness occurs and a claimant does not provide an affidavit and indemnification agreement, in form and

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substance satisfactory to the Debtors or Reorganized Debtors, as applicable, that such security, note, debenture or other evidence of indebtedness was lost, then no distribution may be made to any claimant whose Claim or Interest is based on such security, note, debenture or other evidence of indebtedness thereof.  The Debtors and Reorganized Debtors shall make subsequent distributions only to the Persons who surrender the securities for exchange (or their assignees) and the record holders of such securities shall be those holders of record as of the Effective Date.

14.2.

Exemption from Certain Transfer Taxes.

To the fullest extent permitted by applicable law, all sale transactions consummated by the Debtors and approved by the Bankruptcy Court on and after the Confirmation Date through and including the Effective Date, including the transfers effectuated under this Plan, the sale by the Debtors of any owned property pursuant to section 363(b) of the Bankruptcy Code, and any assumption, assignment, and/or sale by the Debtors of their interests in unexpired leases of non-residential real property or executory contracts pursuant to section 365(a) of the Bankruptcy Code, shall constitute a “transfer under a plan” within the purview of section 1146 of the Bankruptcy Code, and shall not be subject to any stamp, real estate transfer, mortgage recording, or other similar tax.

14.3.

Disallowance of Existing Securities Law Claims

On the Effective Date, all Existing Securities Law Claims shall be deemed disallowed and expunged in their entirety under and pursuant to this Plan without further order of the Bankruptcy Court or any action being required on the part of the Debtors.

14.4.

Retiree Benefits.

On and after the Effective Date, pursuant to section 1129(a)(13) of the Bankruptcy Code, the Reorganized Debtors shall continue to pay all retiree benefits (within the meaning of, and subject to the limitations of, section 1114 of the Bankruptcy Code), if any, at the level established in accordance with section 1114 of the Bankruptcy Code, at any time prior to the Confirmation Date, for the duration of the period for which the Debtor had obligated itself to provide such benefits.  Nothing herein shall: (i) restrict the Debtors’ or the Reorganized Debtors’ right to modify the terms and conditions of the retiree benefits, if any, as otherwise permitted pursuant to the terms of the applicable plans, non-bankruptcy law, or section 1114(m) of the Bankruptcy Code; or (ii) be construed as an admission that any such retiree benefits are owed by the Debtors.

14.5.

Dissolution of Creditors’ Committee.

Any Creditors’ Committee appointed in the Reorganization Cases shall be automatically dissolved on the Effective Date and all members, employees or agents thereof shall be released and discharged from all rights and duties arising from, or related to, the Reorganization Cases.

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14.6.

Termination of Professionals.

On the Effective Date, the engagement of each Professional Person retained by the Debtors and the Creditors’ Committee, if any, shall be terminated without further order of the Bankruptcy Court or act of the parties; provided, however, such Professional Persons shall be entitled to prosecute their respective Fee Claims and represent their respective constituents with respect to applications for payment of such Fee Claims and the Reorganized Debtors shall be responsible for the fees, costs and expenses associated with the prosecution of such Fee Claims.  Nothing herein shall preclude any Reorganized Debtor from engaging a Professional Person on and after the Effective Date in the same capacity as such Professional Person was engaged prior to the Effective Date.

14.7.

Access.

From the Effective Date, the Reorganized Debtors shall cooperate with any Person that served as a director or officer of a Debtor at any time prior to the Effective Date, and make available to any such Person, subject to applicable confidentiality and privilege concerns, such documents, books, records or information relating to the Debtors’ activities prior to the Effective Date that such Person may reasonably require in connection with the defense or preparation for the defense of any claim against such Person relating to any action taken in connection with such Person’s role as a director or officer of a Debtor.

14.8.

Amendments.

(a)

Plan Modifications.  This Plan may be amended, modified, or supplemented by the Debtors, with the consent of the Ad Hoc Committee, in the manner provided for by section 1127 of the Bankruptcy Code or as otherwise permitted by law, without additional disclosure pursuant to section 1125 of the Bankruptcy Code, except as otherwise ordered by the Bankruptcy Court.  In addition, after the Confirmation Date, so long as such action does not materially and adversely affect the treatment of holders of Allowed Claims pursuant to this Plan, the Debtors may, with the consent of the Ad Hoc Committee, remedy any defect or omission or reconcile any inconsistencies in this Plan, the Plan Documents and/or the Confirmation Order, with respect to such matters as may be necessary to carry out the purposes and effects of this Plan, and any holder of a Claim or Interest that has accepted this Plan shall be deemed to have accepted this Plan as amended, modified, or supplemented.

(b)

Other Amendments.  Prior to the Effective Date, the Debtors may make, with the consent of the Ad Hoc Committee, appropriate technical adjustments and modifications to this Plan without further order or approval of the Bankruptcy Court; provided, however, that, such technical adjustments and modifications do not adversely affect in a material way the treatment of holders of Claims or Interests under the Plan.

14.9.

Revocation or Withdrawal of this Plan.

The Debtors reserve the right to revoke or withdraw this Plan prior to the Effective Date.  If the Debtors revoke or withdraw this Plan prior to the Effective Date  as to any or all of the Debtors, or if confirmation or consummation as to any or all of the Debtors does not

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occur, then, with respect to such Debtors: (a) this Plan shall be null and void in all respects; (b) any settlement or compromise embodied in this Plan (including the fixing or limiting to an amount certain any Claim or Interest or Class of Claims or Interests), assumption or rejection of executory contracts or leases affected by this Plan, and any document or agreement executed pursuant to this Plan shall be deemed null and void; and (c) nothing contained in this Plan shall (i) constitute a waiver or release of any Claims by or against, or any Interests in, such Debtors or any other Person, (ii) prejudice in any manner the rights of such Debtors or any other Person or (iii) constitute an admission of any sort by the Debtors or any other Person.  Notwithstanding anything to the contrary contained herein and except to the extent necessitated by the Board of Director’s (of either Debtor) fiduciary obligations, prior to termination of the Plan Support Agreement, the Debtors shall not seek to withdraw or revoke this Plan without the consent of the Ad Hoc Committee.

14.10.

Allocation of Plan Distributions Between Principal and Interest.

To the extent that any Allowed Claim entitled to a distribution under the Plan consists of indebtedness and other amounts (such as accrued but unpaid interest thereon), such distribution shall be allocated first to the principal amount of the Claim (as determined for federal income tax purposes) and then, to the extent the consideration exceeds the principal amount of the Claim, to such other amounts.

14.11.

Severability.

If, prior to the entry of the Confirmation Order, any term or provision of this Plan is held by the Bankruptcy Court to be invalid, void, or unenforceable, the Bankruptcy Court, at the request of the Debtors, shall have the power to alter and interpret such term or provision to make it valid or enforceable to the maximum extent practicable, consistent with the original purpose of the term or provision held to be invalid, void, or unenforceable, and such term or provision shall then be applicable as altered or interpreted.  Notwithstanding any such holding, alteration, or interpretation, the remainder of the terms and provisions of this Plan will remain in full force and effect and will in no way be affected, impaired, or invalidated by such holding, alteration, or interpretation.  The Confirmation Order shall constitute a judicial determination and shall provide that each term and provision of this Plan, as it may have been altered or interpreted in accordance with the foregoing, is valid and enforceable pursuant to its terms.

14.12.

Governing Law.

Except to the extent that the Bankruptcy Code or other federal law is applicable, or to the extent a Plan Document or exhibit or schedule to the Plan provide otherwise, the rights, duties, and obligations arising under this Plan and the Plan Documents shall be governed by, and construed and enforced in accordance with, the laws of the State of New York, without giving effect to the principles of conflict of laws thereof.

14.13.

Section 1125(e) of the Bankruptcy Code.

The Debtors have, and upon confirmation of this Plan shall be deemed to have, solicited acceptances of this Plan in good faith and in compliance with the applicable provisions of the Bankruptcy Code, and the Debtors (and their affiliates, agents, directors, officers, employees, advisors, and attorneys) have participated in good faith and in compliance with the applicable provisions of the Bankruptcy Code in the offer, issuance, sale, and purchase of the securities offered and sold under this Plan, and therefore are not, and on account of such offer, issuance, sale, solicitation, and/or purchase will not be, liable at any time for the violation of any applicable law, rule, or regulation governing the solicitation of acceptances or rejections of this Plan or offer, issuance, sale, or purchase of the securities offered and sold under this Plan.

14.14.

Inconsistency.

In the event of any inconsistency among the Plan, the Disclosure Statement, the Plan Documents, any exhibit to the Plan or any other instrument or document created or executed pursuant to the Plan, the provisions of the Plan shall govern.

14.15.

Avoidance and Recovery Actions.

Effective as of the Effective Date, the Debtors release and waive the right to prosecute any avoidance or recovery actions under sections 544, 547, 548, 549 and 550 of the Bankruptcy Code except for any such action which may be pending on the Effective Date as to which a Reorganized Debtor’s rights shall not be waived and released and the applicable Reorganized Debtor shall retain and may prosecute any such actions.

14.16.

Time.

In computing any period of time prescribed or allowed by this Plan, unless otherwise set forth herein or determined by the Bankruptcy Court, the provisions of Bankruptcy Rule 9006 shall apply.

14.17.

Exhibits.

All exhibits to this Plan are incorporated and are a part of this Plan as if set forth in full herein.

14.18.

Notices.

In order to be effective, all notices, requests, and demands to or upon the Debtors shall be in writing (including by facsimile transmission) and, unless otherwise provided herein, shall be deemed to have been duly given or made only when actually delivered or, in the case of notice by facsimile transmission, when received and telephonically confirmed, addressed as follows:

RathGibson, Inc.
475 Half Day Road, Suite 210
Lincolnshire, IL 60069
Attn:

Michael G. Schwartz

President and Chief Executive Officer

-and-

Willkie Farr & Gallagher LLP
787 Seventh Avenue
New York, New York  10019-6099
Attn:

Paul V. Shalhoub, Esq.

Robin Spigel, Esq.
Telephone:  (212) 728-8000
Facsimile:   (212) 728-8111

Counsel to the Debtors

If to the Ad Hoc Committee:

Stroock & Stroock & Lavan LLP

180 Maiden Lane

New York, New York 10038

Attn:

Kristopher M. Hansen, Esq.

Jayme T. Goldstein, Esq.

Facsimile:  (212) 806-6006

Counsel to the Ad Hoc Committee

14.19.

Filing of Additional Documents.

On or before substantial consummation of the Plan, the Debtors shall file with the Bankruptcy Court such agreements and other documents as may be necessary or appropriate to effectuate and further evidence the terms and conditions of the Plan and any such agreements or other documents relating specifically to the terms and conditions of the Plan shall be in form and substance acceptable to the Debtors and the Ad Hoc Committee.

14.20.

Reservation of Rights.

Except as expressly set forth herein, the Plan shall have no force or effect unless the Bankruptcy Court shall enter the Confirmation Order.  None of the filing of this Plan, any statement or provision contained herein, or the taking of any action by the Debtors with respect to this Plan shall be or shall be deemed to be, an admission or waiver of any rights of the Debtors with respect to any Claims or Interests prior to the Effective Date.

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Dated:

July 14, 2009

Wilmington, Delaware

Respectfully submitted,

RATHGIBSON, INC.
on behalf of itself and Greenville Tube Company

By:

/s/ Michael Schwartz
Michael Schwartz
President and Chief Executive Officer

Counsel:

WILLKIE FARR & GALLAGHER LLP

Paul V. Shalhoub, Esq.
Robin Spigel, Esq.
787 Seventh Avenue
New York, NY 10019
(212) 728-8000
Co-Counsel for the Debtors

and Debtors in Possession

- and -

YOUNG CONAWAY STARGATT & TAYLOR, LLP

Robert S. Brady, Esq.
Matthew B. Lunn, Esq.
The Brandywine Building
1000 West Street, 17th Floor
Wilmington, Delaware 19801
(302) 571-6600
Co-Counsel for Debtors

and Debtors In Possession

Footnotes

1

All capitalized terms used but not defined herein have the meanings set forth in Article I herein.

51

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